THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. LICENSE AGREEMENT by and between AQUESTIVE THERAPEUTICS, INC. and OTTER PHARMACEUTICALS, LLC Dated as of October 26, 2022

LICENSE AGREEMENT This LICENSE AGREEMENT (“Agreement”) is entered into as of October 26, 2022 (the “Effective Date”) by and between Aquestive Therapeutics, Inc., a Delaware corporation having its principal place of business at 30 Technology Drive, Warren, New Jersey 07059 (“Aquestive”), and Otter Pharmaceuticals, LLC, a Delaware limited liability company, having its principal place of business at 100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045 (“Licensee”). Aquestive and Licensee are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings ascribed to them in Section 1. RECITALS: A. Aquestive owns patented and trade secret proprietary technology related to film- based drug delivery systems using its PharmFilm® technologies, including orally soluble film strips containing active pharmaceutical ingredients. B. Licensee desires to obtain from Aquestive, and Aquestive desires to grant to Licensee, an exclusive license to Develop and Commercialize the Product in the Field in the Territory, provided Aquestive shall act as the exclusive manufacturer and supplier to Licensee of the Product, subject to the backup supplier and other terms of the Supply Agreement. D. In consideration of the foregoing and the mutual representations, warranties and covenants contained herein, the Parties, intending to be legally bound hereby, agree as follows: 1. DEFINITIONS As used herein, the following terms shall have the following meanings: 1.1 “Adverse Event” means any untoward medical occurrence in a patient, clinical investigation subject, or consumer following administration of a medicine related to the use of the Product which requires reporting to a Regulatory Authority. 1.2 “Affiliate” means, with respect to any Party, any other person, firm, trust, partnership, corporation, company or other entity or combination thereof, which directly or indirectly (i) controls such Party, (ii) is controlled by such Party or (iii) is under common control with such Party. The terms “control” and “controlled” mean ownership of fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such Party, firm, trust, partnership, corporation or other entity or combination thereof, or the power, indirectly or directly, to direct or cause the direction of the management and policies of such Party, firm, trust, partnership corporation or other entity or combination thereof, whether by Contract or otherwise. 1.3 “Agreement” has the meaning set forth in the Preamble of this Agreement. 1.4 “Applicable Law” means national, regional, state and local laws, statutes, rules, regulations, administrative codes, guidance or other requirements of governmental authorities,

2 including Regulatory Authorities and including the FCPA and Healthcare Laws applicable to the Development or Commercialization of the Product. 1.5 “Aquestive” has the meaning set forth in the Preamble to this Agreement. 1.6 “Aquestive Indemnitees” has the meaning set forth in Section 9.1. 1.7 “Aquestive Copyrights” means, collectively, any Copyrights owned, applied for or registered by Aquestive or its Affiliates that are necessary or reasonably useful for the Development or Commercialization of the Product in the Field in the Territory. 1.8 “Aquestive IP” means the Aquestive Patents, Aquestive Know-How, and Aquestive Copyrights. 1.9 “Aquestive Marks” means, collectively, the Aquestive House Marks and the Aquestive Product Marks. 1.10 “Aquestive House Marks” means, collectively, any trademarks, trade names, domain names or other names, marks, or source identifiers used, applied for or registered by Aquestive or its Affiliates to identify itself. A list of the Aquestive House Marks is attached hereto as Schedule 1.10, which may be updated from time to time, as applicable, by amendment of such Schedule. 1.11 “Aquestive Product Marks” means, collectively, any trademarks, trade names, or other names, marks, or source identifiers used, applied for or registered by Aquestive or its Affiliates in connection with the Product that are necessary or reasonably useful for the Development or Commercialization of the Product in the Field in the Territory. A list of the Aquestive Product Marks is attached hereto as Schedule 1.11, which may be updated from time to time, as applicable, by amendment of such Schedule. 1.12 “Aquestive Patents” means all Patents Controlled by Aquestive or its Affiliates during the Term that are necessary or reasonably useful for the Development or Commercialization of the Product in the Field in the Territory. A list of the Aquestive Patents as of the Effective Date is attached hereto as Schedule 1.12, including any New Aquestive Patents, which may be updated from time to time, as applicable, by amendment of such Schedule. 1.13 “Aquestive Know-How” means all Know-How Controlled by Aquestive or its Affiliates during the Term that is necessary or reasonably useful for the Development or Commercialization of the Product in the Field in the Territory. 1.14 “Assumed Contracts” has the meaning set forth in Section 2.5.1. 1.15 “Assumed Liabilities” has the meaning set forth in Section 2.6. 1.16 “Bankruptcy Event” means the occurrence of any of the following with respect to a Party: (a) such Party files in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization and such filing is not withdrawn or dismissed within sixty (60) days after the filing thereof; (b) such Party files for an

3 arrangement or for the appointment of a receiver or trustee of such Party or of its assets and such filing is not withdrawn within sixty (60) days after the filing thereof; (c) such Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within sixty (60) days after the filing thereof; or (d) the dissolution or liquidation of such Party, or such Party shall make an assignment for the benefit of its creditors. 1.17 “Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York, United States are open for business. 1.18 “Breach Notice” has the meaning set forth in Section 10.2.2.1. 1.19 “Breaching Party” has the meaning set forth in Section 10.2.2.1. 1.20 “Calendar Quarter” means each three (3) month period in any given calendar year ending on March 31, June 30, September 30, and December 31. 1.21 “Clinical Supply” has the meaning set forth in Section 4.3.1. 1.22 “Clobazam” means the active pharmaceutical ingredient clobazam, a benzodiazepine derivative, which is chemically known as 7-Chloro1-methyl-5-phenyl-1H-1,5 benzodiazepine-2,4(3H,5H)-dione. 1.23 “Commercialization” means with respect to the Product, any and all activities with respect to the Product relating to commercialization in the Field in the Territory, including pre- launch and launch activities, pricing and reimbursement activities, marketing, promoting, detailing, distributing, offering for sale, having sold and selling the Product, importing or exporting the Product for sale, reporting of Adverse Events, and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization. 1.24 “Commercially Reasonable Efforts” [****] 1.25 “Competitive Infringement” has the meaning set forth in Section 11.2.1. 1.26 “Confidential Information” has the meaning set forth in Section 8.1. 1.27 “Confidentiality Agreement” means that certain Confidentiality Agreement between Aquestive and Licensee executed and delivered as of May 31, 2022. 1.28 “Contract” means a legally binding contract, agreement, instrument, commitments, obligation, understanding, or undertaking of any nature (including licenses, notes, guarantees, sublicenses, subcontracts, covenants not to compete, and covenants not to sue). 1.29 “Control” or “Controlled” means, with respect to any proprietary or intellectual property rights, the possession (whether by ownership, license or sublicense, other than by a license, sublicense or other right granted (but not assignment) pursuant to this Agreement) by a Party (or its Affiliates) of the ability to assign or grant to the other Party the licenses, sublicenses, rights to access and use, or the right to disclose or transfer, such proprietary or intellectual property

4 rights as provided for in this Agreement, without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party in existence as of the time such Party would be required hereunder to grant such license, sublicense, or rights of access or use. 1.30 “Copyrights” means United States copyrights and mask works (as defined in 17 U.S.C. §901), whether registered or unregistered, and pending applications to register the same in the United States and all other nations throughout the world, works of authorship in any media now known or hereafter created and whether or not completed, published, or used (including computer programs, software, databases, compilations, files, applications, and Internet site content), moral rights, drafts, writings, plans, sketches, layouts, designs, artwork, printed or graphic matter, videos, films, photographs, illustrations, slides, audio and video recordings and other audiovisual works, software development documentation and programming tools, literary and artistic works, and all derivative works, translations, adaptations, or combinations of any of the foregoing, all of the foregoing whether or not registered, and registrations and applications for registrations for any of the foregoing. 1.31 “Cover” or “Covering” means, with respect to a product and a Patent, that, but for a license granted to a Person under a Valid Claim included in such Patent, such Person’s research, development, manufacture, use, sale, import, marketing, offer for sale or commercialization of the product would infringe such Valid Claim or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent. 1.32 “CPA Firm” has the meaning set forth in Section 6.9. 1.33 “Development” means all development activities conducted in connection with or as a condition of filing, seeking or obtaining and maintaining Regulatory Approval of the Product in the Field in the Territory including: (a) the conduct of all research, non-clinical, and pre-clinical activities, testing and studies of the Product; drug discovery, toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies, formulation, statistical analysis and report writing; (b) the conduct of all clinical studies (including post-Marketing Authorization human studies) and the distribution of the Product for use in clinical studies, if any; (c) preparation, filing and prosecution of any Regulatory Filing for the Product; (d) responsibility for all regulatory filing submissions and registrations; (e) testing of raw materials and components used to manufacture the Product; (f) all development activities directed to obtaining Marketing Authorization of the Product for one or more additional indications following initial Marketing Authorization; (g) all development activities conducted after receipt of Marketing Authorization of the Product that are required or requested in writing by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining a Marketing Authorization; (h) any pharmacoeconomic studies required for the Marketing Authorization; (i) any investigator- or institution-sponsored studies required for the Marketing Authorization; (j) pre-approvals, post- approval obligations and reporting relating to the Product in the Field in the Territory; and (k) all regulatory affairs related to any of the foregoing. When used as a verb, “Develop” means to engage in Development. 1.34 “Disclosing Party” has the meaning set forth in Section 8.1.

5 1.35 “Distributor” means a Third Party that Licensee or its Affiliate or Sublicensee has appointed to market, promote, advertise, detail, sell or distribute Product in any country in the Territory, even if such Third Party is granted ancillary rights to Develop, package, or obtain Regulatory Approval of such Product in order to distribute or sell such Product in such country. 1.36 “Domain Names” means all domain names in the United States and all other nations throughout the world registered to, owned by or controlled by Aquestive or its Affiliates and which incorporate the Aquestive Product Marks, including those Domain Names identified on Schedule 1.36. 1.37 “Dossier” means a copy of the documents submitted to the FDA in support of the Product NDA including scientific and technical data relating to the Product and other related information that may be required for Licensee’s submissions for additional Regulatory Approvals in the Territory. 1.38 “Effective Date” has the meaning set forth in the Preamble of this Agreement. 1.39 “EMA” has the meaning set forth in Section 1.49. 1.40 “Executive Officer” has the meaning set forth in Section 13.11.2. 1.41 “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.), as amended and as may be further amended after the Effective Date, and any equivalent non-U.S. regulations or standards, if and as applicable during the Term. 1.42 “FDA” means the United States Food and Drug Administration, and any of its successor agencies or departments. 1.43 “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act of 1938 and the rules and regulations promulgated thereunder (21 U.S.C. §§ 301 et seq.), as it may be superseded or amended from time to time. 1.44 “Field” means the treatment of seizures, but excluding treatment of seizures as a rescue therapy and such other indications using benzodiazepines other than Clobazam. 1.45 “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination, consistently applied. 1.46 “Generic Product” [****] 1.47 “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality of applicable jurisdiction, whether domestic or foreign. 1.48 “Gross Margin” [****]

6 1.49 “Healthcare Laws” means (a) the FD&C Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder, including but not limited to those related to current good manufacturing practices (cGMP) and any analogous law of any foreign country; (b) any and all federal, state and local fraud and abuse laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Stark Law (42 U.S.C. § 1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the criminal health care fraud statute (18 U.S.C. § 1347), the regulations promulgated pursuant to such statutes, and any analogous law of any state or foreign country; (c) any federal, state, or local law regulating the interactions with healthcare professionals and reporting thereof and any analogous law of any foreign country; (d) the Controlled Substances Act and the regulations promulgated thereunder and any analogous law of any foreign country; (e) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) (HIPAA), the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH Act), the regulations promulgated under such laws, and any applicable state privacy and security laws and any analogous law of any foreign country; (f) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (g) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (h) TRICARE (f/k/a CHAMPUS); (i) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (x) quality, safety and accreditation standards and requirements of all applicable state, federal, and foreign laws or regulatory bodies; (j) requirements of law relating to the manufacturing, labeling or relabeling, packaging or repackaging, marketing, sale, or distribution of drugs or medical devices, including laws governing license requirements for any of the foregoing activities; (k) laws related to the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure or accreditation; and (l) laws and regulations promulgated by any regulatory authority equivalent to the FDA in a foreign country including but not limited to the European Medicines Agency (“EMA”) and the Medicines and Healthcare Products Regulatory Agency (“MHRA”). 1.50 “Joint Inventions” has the meaning set forth in Section 11.1.1.2. 1.51 “Joint Patents” has the meaning set forth in Section 11.1.1.2. 1.52 “Improvements” means any improvements, enhancements, modifications or extensions of the Product and any new formulations, dosage forms or strengths included in, related to or in connection with the Product on or after the Effective Date, in each case in the Field. 1.53 “IND(s)” means all investigational new drug applications in effect, as described in the FD&C Act, and any corresponding or equivalent foreign registrations and approvals required by any Regulatory Authority of a country, group of countries or territory other than the United States associated with the conduct of nonclinical and clinical studies of pharmaceutical products. 1.54 “Indemnitee” has the meaning set forth in Section 9.3.1. 1.55 “Indemnitor” has the meaning set forth in Section 9.3.1.

7 1.56 “Know-How” means all proprietary know-how, updates, enhancements, improvements, discoveries, developments, trade secrets, information, data and materials, operating records, development reports, instructions, processes, methods, techniques, formulas, inventions (whether or not patentable), discoveries, ideas, concepts, assays, practices, software, devices, procedures, compositions, constructs, compounds, plans, applications, research, formulation information, manufacturing technology, validations, package specifications, copies of the master batch records (manufacturing and packaging), chemical specifications, chemical and finished goods analytical test methods, data, stability samples and prototypes, non-clinical, pre-clinical and clinical data, regulatory information, product and raw material specifications and test methods, scale-up and other technical data, reports, documentation, samples and demo kits, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre- clinical, clinical, safety, manufacturing and quality control data and information, quality assurance, including study designs and protocols; assays and biological methodology, packaging component specifications, labeling specifications, manufacturing in-process and finished product specifications and test methods, drawings and technology, specifications, product designs, descriptions of the manufacturing process and equipment and all other manufacturing information, engineering and other manuals and drawings, standard operating procedures, flow diagrams, research records, supplier lists and similar data and information, and all other manufacturing data and information, source code, documentation, technology, customer lists, business and marketing plans, inventions, marketing information, systems architecture, research in progress, algorithms, data, designs, schematics, drawings, blueprints, flow charts, and models. 1.57 “Legal Proceeding” means an action, suit, proceeding, claim, arbitration or investigation by or before any Governmental Entity, arbitrator or mediator. 1.58 “Liability” means all debts, liabilities and obligations (including with respect to taxes), whether accrued or fixed, absolute or contingent, matured or unmatured, determined, determinable or indeterminable, asserted or unasserted, known or unknown, including those arising under any Applicable Law or Legal Proceeding and those arising under any Contract. 1.59 “Liens” means all mortgages, pledges, charges, hypothecations, liens, claims, and encumbrances of any kind, nature or description. 1.60 “Licensee” has the meaning set forth in the Preamble to this Agreement. 1.61 “Licensee Indemnitees” has the meaning set forth in Section 9.2. 1.62 “Losses” means (a) any and all damages, awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) and (b) all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations, investigations and injunctions that arise from or relate to a claim. 1.63 “Marketing Authorization” means authorization from the relevant Regulatory Authority within the Territory to Commercialize the Product in the Field in the Territory.

8 1.64 “Marketing Expenses” means all costs and expenses incurred in connection with the Commercialization of the Product in the Field in the Territory, including: (a) marketing, advertising, sampling, and promotional activities; (b) marketing studies; (c) primary and secondary market research; (d) Marketing Material; and (e) demo kits. 1.65 “Marketing Material” means any advertising, marketing, promotional, sales training and patient training materials related to the Product. 1.66 “MHRA” has the meaning set forth in Section 1.49. 1.67 “Milestone Patent” has the meaning set forth in Section 6.2. 1.68 “NDA” means a New Drug Application, as described in the FD&C Act, including but not limited to any such application filed under section 505(b)(2) of the FD&C Act and any corresponding or equivalent foreign application or registration filed with a Regulatory Authority of a country, group of countries or territory other than the United States to obtain approval to market a Product in such country, group of countries or territory. 1.69 “Net Sales” [****] 1.70 “New Aquestive Patent” has the meaning set forth in Section 11.1.2.3. 1.71 “Non-Breaching Party” has the meaning set forth in Section 10.2.2.1. 1.72 “OB Patent Listing” has the meaning set forth in Section 6.2. 1.73 “Orange Book” means the publication Approved Drug Products with Therapeutic Equivalence Evaluations as published by the FDA, or any successor thereto. 1.74 “Party” or “Parties” has the meaning set forth in the Preamble to this Agreement. 1.75 “Patent” means (a) any national, regional and international patents and patent applications, including provisional patent applications; (b) any patent applications filed from such patents, patent applications or provisional applications or from an application claiming priority to either of these, including divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications; (c) any patents that have issued or in the future issue from the foregoing patent applications described in clauses (a) and (b), including utility models, petty patents and design patents; and (iv) all patent term extensions, restorations and the like by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions of the foregoing patents or patent applications described in clauses (a), (b) and (c). 1.76 “Patent Milestone Payment” has the meaning set forth in Section 6.2. 1.77 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other legal entity or organization, including a government or political subdivision, department, or agency of a government.

9 1.78 “Product” means all of the Clobazam oral film pharmaceutical products (including all dosages) approved by the FDA under the Product NDA and currently sold under the trademark of SYMPAZAN®, and any other equivalent Clobazam oral film pharmaceutical products in the Field (including all dosages) that receive Regulatory Approval in the Territory during the Term. The Product and its dosage strength are specifically listed on Schedule 1.78, which may be updated from time to time, as applicable, by amendment of such Schedule as mutually agreed by the Parties in writing. 1.79 “Product Inventory” means all inventory listed on Schedule 1.79 which is not consumed in the ordinary course of Aquestive’s business prior to the Effective Date, including all finished and in-process goods inventory. 1.80 “Product NDA” means NDA 210833 for the Product, including with all additions, deletions or supplements thereto. 1.81 “Product-Specific Patents” has the meaning set forth in Section 11.1.2.2. 1.82 “Quarterly Payment Reports” has the meaning set forth in Section 6.4. 1.83 “Quality Agreement” has the meaning set forth in the Supply Agreement. 1.84 “Receiving Party” has the meaning set forth in Section 8.1. 1.85 “Regulatory Approval” means any and all applications, filings, marketing authorizations, notifications, permits, licenses, registrations, submissions, regulatory clearances and approvals (including any applicable governmental price and reimbursement approvals), made to, received from, or issued by any Regulatory Authority necessary for the Development and Commercialization (including packaging and labeling) of the Product for human use, including any NDAs, NDA supplements, INDs, and product license applications for the Product. A list of the Regulatory Approvals as of the Effective Date is attached hereto as Schedule 1.85. 1.86 “Regulatory Authority” means any national, international, federal, regional, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, regulatory agency, department, bureau, commission, council or other regulatory or taxing authority entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power in the Territory, including with respect to the granting of approvals (including pricing and reimbursement approvals), licenses, registrations, or authorizations for the marketing, sale, manufacturing, testing, labeling, storage, handling, packaging, shipping or supply of the Product in the Territory or granting Regulatory Approval for the Product, including the FDA, any other regulatory authorities equivalent to the FDA including the EMA and the MHRA, and any successors thereto having substantially the same functions, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body) in the Territory. 1.87 “Regulatory Documentation” means all (a) documentation comprising the Regulatory Approvals, (b) the Dossier, (c) material correspondence and reports submitted to or received from Regulatory Authorities in the Territory (including minutes and official contact reports relating to any material communications with any such Regulatory Authorities) and all

10 supporting documents with respect thereto solely related to the Product, including any safety reports or updates, Product Adverse Drug Event Reports (PADER’s) and Adverse Event files, complaint files and product quality reviews, Corrective and Preventive Actions (CAPAs), clinical or pre-clinical data derived from clinical studies conducted or sponsored by or on behalf of the Aquestive or its Affiliates, Development Safety Update Reports (DSURs), reports and materials relating to any post-marketing requirements and post-marketing commitments imposed by the FDA or the subject of a post-marketing requirement or commitment to the FDA, and (d) all books, records, files, manuals, clinical study reports, and investigator brochures related to the Product. 1.88 “Royalty Fees” has the meaning set forth in Section 6.3. 1.89 “Royalty Period” means each Calendar Quarter during the Term; provided, that the first Royalty Period for the Product shall commence on the Effective Date and end on December 31, 2022. 1.90 “Safety Data Exchange Agreement” or “SDEA” has the meaning set forth in the Supply Agreement. 1.91 “Statement of Work” means a written document executed and delivered by the Parties that defines, as applicable, the work activities, requirements, deliverables, timeline, associated pricing and any other terms and conditions to govern given work projects to be conducted by Aquestive under this Agreement. 1.92 “Steering Committee” has the meaning set forth in Section 5. 1.93 “Sublicensees” has the meaning set forth in Section 2.2. 1.94 “Supply Agreement” means the Supply Agreement entered into by the Parties on even date herewith pursuant to which Aquestive will, subject to the terms thereof, exclusively manufacture and supply the Product in the Field in the Territory to Licensee and its Affiliates and Sublicensees, attached hereto as Exhibit B. 1.95 “Term” has the meaning set forth in Section 10.1. 1.96 “Territory” means worldwide. 1.97 “Third Party” means any Person other than Aquestive and Licensee and their respective Affiliates. 1.98 “Third Party Claims” has the meaning set forth in Section 9.1. 1.99 “Transition Items” has the meaning set forth in Section 2.5.1. 1.100 “Transition Services Agreement” has the meaning set forth in Section 2.5.1.6. 1.101 “Unit” means an individual unit of the Product.

11 1.102 “United States” means the United States of America (including all possessions and territories thereof, including Puerto Rico). 1.103 “Upfront Payment” has the meaning set forth in Section 6.1. 1.104 “USPTO” means the United States Patent and Trademark Office. 1.105 “Valid Claim” [****] 2. CERTAIN RIGHTS, ASSIGNMENTS AND OBLIGATIONS 2.1 Licenses Granted to Licensee. Subject to the terms and conditions of this Agreement, Aquestive hereby grants and causes its Affiliates to grant to Licensee and its Affiliates, and Licensee and its Affiliates hereby accept, during the Term, as to the Product in the Field in the Territory, an exclusive (including as to Aquestive and its Affiliates), royalty-bearing license, with the right to sublicense in accordance with Section 2.2, under and to the Aquestive IP, including the license and right to (i) Develop the Product in the Field in the Territory, including the right to file, pursue and/or obtain Regulatory Approval of the Product with the applicable Regulatory Authorities in the Field in the Territory, and (ii) Commercialize the Product in the Field in the Territory. 2.2 Sublicensing. Subject to this Section 2.2, Licensee and its Affiliates may grant exclusive or non-exclusive sublicenses, through multiple tiers, under Section 2.1 to Third Parties (collectively, “Sublicensees”). Licensee shall cause each Sublicensee to comply with the applicable terms and conditions of this Agreement. Any such sublicenses shall be consistent with and expressly made subject to the terms and conditions of this Agreement, including in all cases the confidentiality provisions of this Agreement. In addition, Licensee or its Affiliates, as applicable, shall be fully responsible for the performance of its Affiliates and its and its Affiliates’ Sublicensees that are exercising rights under a sublicense of the rights granted by Aquestive hereunder. Within thirty (30) days after the execution of each sublicense, Licensee or its Affiliate, as applicable, shall provide Aquestive with a copy of such executed sublicense, subject to Licensee’s or its Affiliate’s right to redact any confidential information of Licensee, Sublicensee or their respective Affiliates that is not necessary for Aquestive to determine the compliance by Licensee or its Affiliate with this Agreement. Aquestive will treat any sublicense disclosed by Licensee, Sublicensee or their respective Affiliates under this Section 2.2 as confidential pursuant to the terms of this Agreement. 2.3 Distributors. Licensee and its Affiliates will have the right to engage Distributors under this Agreement, provided that Licensee and its Affiliates shall remain fully responsible for the performance of the Distributors hereunder, including the compliance with Applicable Law by such Distributors in connection with the storage and distribution of the Product hereunder. 2.4 No Implied Licenses; Negative Covenant. Except as set forth in this Agreement, neither Party will acquire any license or other intellectual property interest, by implication or otherwise, under any intellectual property rights Controlled by the other Party or its Affiliates. Neither Party shall, nor shall it permit any of its Affiliates or Sublicensees, as applicable, to

12 practice, any intellectual property rights licensed to it by the other Party outside the scope of the licenses granted to such Party under this Agreement. 2.5 Transition Items. 2.5.1 Upon the terms and subject to the conditions set forth in this Agreement, on the Effective Date, Aquestive and its Affiliates hereby transfer, assign and deliver to Licensee all of Aquestive’s and its Affiliates’ right, title and interest in and to the (i) Regulatory Approvals, (ii) Regulatory Documentation, (iii) Product Inventory, (iv) the Contracts, if any, set forth on Schedule 2.5.1 (the “Assumed Contracts”), (v) Aquestive and its Affiliates’ complete list of distributors, direct customer lists, indirect customer lists, physician prescriber lists, physician call lists and historical detail frequency, all with respect to the Product, (vi) the Domain Names, and (vii) all existing hard copies and electronic copies of any Marketing Material, with each of the foregoing free and clear of any Liens (collectively the “Transition Items”); provided, however, that Aquestive may retain copies of the Regulatory Documentation or may retain originals of the Regulatory Documentation and provide Licensee with copies in their place.. 2.5.1.1 Within five (5) Business Days of the Effective Date, Aquestive will deliver the dossier transfer letters attached hereto as Exhibit C and Exhibit D to the FDA to effectuate the formal transfer of the Regulatory Approvals (Product NDA and IND) to Licensee, and Licensee will deliver the dossier letters attached hereto as Exhibit E and Exhibit F to the FDA to accept the formal transfer of such Regulatory Approvals. 2.5.1.2 Within five (5) Business Days of the Effective Date, Aquestive will unlock the Domain Names, provide Licensee’s counsel with the authorization codes for the transfers, and approve the transfer requests for the Domain Names. 2.5.1.3 All tangible Transition Items that are not delivered to Licensee electronically will be delivered by Aquestive promptly after the Effective Date (and in any case within sixty (60) days after the Effective Date) to Licensee or its designee or, to the extent that any such Transition Items are located on the Effective Date at the premises of a Third Party, to the Licensee or its designee at such other location where the tangible Transition Items are located as of the Effective Date provided, that Transition Items in Portage on the Effective Date will be delivered as promptly as possible. 2.5.1.4 Shipments of Product Inventory will be made [***]. All Product Inventory purchased pursuant to this Section 2.5 shall be transferred free and clear of all Liens and have a shelf life of not less than [****]. 2.5.1.5 Notwithstanding anything to the contrary contained herein, as soon as reasonably practicable, but in any event no later than thirty (30) days following the Effective Date, Licensee shall notify Aquestive in writing of the storage location Licensee desires finished goods in the Product Inventory to be delivered. Aquestive agrees to transfer or cause to be transferred such finished goods in the Product Inventory to such storage location directed by Licensee within three (3) Business Days following Licensee’s notice of such location, provided, that Product Inventory held in Portage on the Effective Date will be delivered as promptly as possible.

13 2.5.1.6 Within thirty (30) day of the Effective Date, the Parties will enter into the Transition Services Date based on the form of Transition Services Agreement attached hereto as Exhibit A (“Transition Services Agreement”). 2.6 Assumed Liabilities. In connection with the transfer of the Transition Items, Licensee agrees to assume, pay, perform and discharge solely the following Liabilities (the “Assumed Liabilities”): 2.6.1 all Liabilities arising on or after Effective Date under or with respect to the Assumed Contacts (but not including any liabilities arising from a breach or default of an Assumed Contract by Aquestive or any of its Affiliates prior to the Effective Date); 2.6.2 all Liabilities imposed by the FDA relating to the Product and arising after the Effective Date (but excluding, for the avoidance of doubt, any annual establishment registration fees); and 2.6.3 subject in all respects to Aquestive’s obligations under Section 11 (which shall not be Assumed Liabilities), all Liabilities related to Developing or Commercializing the Product by or on behalf of Licensee or its Affiliates or Sublicensees from and after the Effective Date. 2.7 Retained Liabilities. The Parties acknowledge and agree that, other than the Assumed Liabilities, Licensee is not assuming any Liabilities of Aquestive or its Affiliates, all of which Liabilities shall be retained by Aquestive and its Affiliates (the “Retained Liabilities”). 2.8 [****] 2.9 Use of Subcontractors. 2.9.1 Aquestive Use of Subcontractors. Subject to the terms of the Agreement, Licensee acknowledges and agrees that Aquestive may exercise its rights or perform its obligations, including Development, clinical and Supply activities, under this Agreement in the Field in the Territory through one or more subcontracts with Third Parties selected by Aquestive; provided that, except as set forth in this Agreement, Aquestive will remain fully responsible to Licensee for the performance of all obligations delegated to the subcontractor including responsibility for the work allocated to, and payment to, such Third Parties. 2.10 Trademarks. 2.10.1 Subject to the terms and conditions of this Agreement, Aquestive hereby grants and causes its Affiliates to grant to Licensee and its Affiliates, and Licensee and its Affiliates hereby accept, during the Term: (i) an exclusive, fully paid-up, royalty-free right and license to use the Aquestive Product Marks solely for use in connection with the Development and Commercialization of the Product in the Field in the Territory, including for use of the Aquestive Product Marks on Product (including on Product labels and packaging), on or in Marketing Materials manufactured after the Effective Date on behalf of Licensee or its Affiliates or Sublicensees, and in domain names controlled, used, or registered by and to Licensee solely for use in connection with the Commercialization of the Product in the Field in the Territory; and (ii)

14 a non-exclusive, royalty-free license to use the Aquestive House Marks on (a) the Product Inventory, (b) any inventory of the Product (whether work-in-process or finished goods) held by suppliers of, or in transit to, Aquestive as of the Effective Date, and (c) all Marketing Material, to the extent such Product Inventory and Marketing Material are used in the Development and Commercialization of the Product in the Field in the Territory. 2.10.2 Licensee shall use any such Aquestive Product Marks and Aquestive House Marks in accordance with Aquestive’s written guidelines to ensure the integrity and quality of the Aquestive Product Marks and Aquestive House Marks, and shall not use the Aquestive House Marks in connection with the promotion, marketing, distributing, selling or offering for sale of any product other than the Product. Notwithstanding the foregoing, Licensee may use the Aquestive Product Marks for purposes of the promotion, marketing, distribution, selling or offering for sale of the Product along with or otherwise in connection with the promotion, marketing, distribution, selling or offering for sale of Licensee’s other products generally. 2.10.3 Licensee may sublicense its rights under this Section 2.10 to Sublicensees providing services to Licensee or its Affiliates relating to the Development or Commercialization of the Product in the Field in the Territory during the Term. Licensee shall remain fully responsible for compliance by its Affiliates and Sublicensees with the terms of this Agreement. 2.10.4 Aquestive shall maintain all registrations of the Aquestive Product Marks in full force and effect and prosecute all pending applications for registration of same. Aquestive shall (i) keep Licensee informed of all material developments in connection with the prosecution and maintenance of any registration or application for registration of the Aquestive Product Marks, including any opposition or other challenge by any other Person to the ownership or validity of any Aquestive Product Mark or any registration or application for registration thereof; (ii) promptly provide to Licensee a copy of any correspondence or submission with or by the USPTO or any other trademark office or registry or any other Person; and (iii) consult with Licensee and consider Licensee's comments in good faith in connection with preparing any filing or response thereto. Licensee shall provide, at the request of Aquestive, all reasonably necessary assistance in connection with such maintenance and prosecution. 2.10.5 Subject to the terms and conditions of this Agreement and the Supply Agreement, Licensee hereby grants to Aquestive, and Aquestive hereby accepts, a non-exclusive, non-transferable, non-sublicensable license to use any trademarks, trade dress and logos of Licensee solely in conjunction with the labeling and specified packaging of the Product in the Field in the Territory under the Supply Agreement and, solely as such are pre-approved in writing by Licensee, in connection with the manufacture and supply of the Product by Aquestive under the Supply Agreement. Aquestive shall use any such approved trademarks, trade dress, and logos of Licensee in accordance with Licensee’s written guidelines to ensure the integrity and quality of the Licensee trademarks, trade dress, and logos, and shall not use such Licensee trademarks, trade dress, and logos in connection with the using, promotion, marketing, distributing, selling or offering for sale of any product other than the Product. Licensee shall have the right to exercise quality control over Aquestive’s and its Affiliates' use of the Licensee’s marks on or in connection with the Product to the extent reasonably necessary to maintain the validity of Licensee’s marks and protect the goodwill associated therewith.

15 2.11 Aquestive Retained Rights. Any rights of Aquestive not expressly granted to Licensee under the provisions of this Agreement shall be retained by Aquestive. In furtherance of the foregoing and not in limitation thereof, except as expressly set forth in Section 2.1 and Section 2.8, Aquestive shall retain the right: (a) to carry-out its obligations under this Agreement; and (b) to exploit the Aquestive IP for purposes outside of the scope of the licenses granted in Section 2.1 for any and all purposes anywhere in the world, without any duty to account to Licensee or obtain Licensee’s consent for such exploitation. Subject to the terms and conditions of this Agreement and the Supply Agreement, Aquestive shall have the sole right and responsibility for the manufacture and supply of the Product for Licensee’s Development and Commercialization purposes under this Agreement. 3. COMMERCIALIZATION 3.1 Licensee Responsibility and Control. Except as otherwise expressly set forth in this Agreement, Licensee shall have sole responsibility for all Commercialization activities for the Product in the Field in the Territory, including developing strategies and tactics related to the advertising, promotion, pricing, marketing, and selling the Product in the Field in the Territory. Licensee and its Affiliates shall comply, and shall require all of its and their Sublicensees, Third Party agents and subcontractors, if any, to comply, with all Applicable Law in Commercializing the Product in accordance with this Agreement. 3.2 Specific Commercialization Rights and Obligations of Licensee. Subject to any conditions or limitations set forth in this Agreement, during the Term it shall be Licensee’s sole right and responsibility as to the Product in the Field in the Territory to: (a) develop Marketing Material related to the Product; (b) book sales for the Product; (c) handle all returns of the Product; (d) handle all aspects of order processing, Product distribution, invoicing and collection of receivables for the Product; (e) collect data regarding sales to end users of the Product; (f) monitor inventory levels of the Product; (g) provide first line customer support; (h) conduct pharmacovigilance; (i) warehouse the Product; and (j) determine the price for the Product and any discounts and rebates that may be offered thereto, including decisions relating to customer allowances and credits. 3.3 Product Launch. To the extent Licensee decides to pursue Regulatory Approval for the Product in the Field in a country in the Territory outside the United States, and receives such Regulatory Approval, Licensee shall use Commercially Reasonable Efforts to launch the Product in the Field in such country within sixty (60) days of receiving the first delivery of saleable Product following receipt of such Regulatory Approval. 3.4 Commercialization and Marketing Expenses. Licensee shall be responsible for and pay one hundred percent (100%) of all costs and expenses incurred in connection with the Commercialization of the Product in the Field in the Territory including all Marketing Expenses. 4. DEVELOPMENT AND REGULATORY MATTERS 4.1 Transfer of Regulatory Documentation and Other Information.

16 4.1.1 To the extent reasonably requested by Licensee, Aquestive will provide (at Licensee’s expense) technical consultation in a timely manner to support Licensee’s efforts to obtain additional Regulatory Approvals for the Product in the Field in the Territory. 4.1.2 At no cost to Aquestive, Licensee shall provide Aquestive with copies of: (a) data and documents submitted to Regulatory Authorities in connection with any Regulatory Approval and post-approval maintenance of the Regulatory Approval for the Product on a quarterly basis or more frequently as reasonably requested by Aquestive in writing from time to time during the Term; (b) its annual report for safety and Adverse Events filed with applicable Regulatory Authorities; and (c) other safety data received by Licensee with respect to the Product on an annual basis or more frequently as required to ensure expedited safety reporting in accordance with Applicable Law or as reasonably requested by Aquestive in writing from time to time during the Term and as otherwise required or permitted in accordance with the Safety Data Exchange Agreement. For the avoidance of doubt, any information provided by Licensee pursuant to this Section 4.1.2 shall be Confidential Information under this Agreement. 4.2 Development Rights and Responsibilities of Aquestive. To the extent reasonably requested by Licensee, Aquestive shall provide, to the extent necessary to support the Development activities to be conducted by Licensee under this Agreement with respect to the Product, or use Commercially Reasonable Efforts to cause the relevant Third Parties to provide, Licensee with regulatory materials, including Product for conducting clinical trials, and other regulatory data and information related to the Product in English at Licensee’s sole cost and expense to the extent required by a Regulatory Authority in connection with a Regulatory Approval including the Marketing Authorization for the Product in the Field in the Territory. At Licensee’s written request in connection with a Regulatory Approval for the Product in the Territory, Aquestive shall use Commercially Reasonable Efforts to assist Licensee with its preparation and submission of such Regulatory Approval for the Product in the Field in the Territory; provided, that: (a) Aquestive will provide Licensee with reasonable cost estimates and the Parties mutually agree in writing to execute a Statement of Work for these activities prior to the commencement of such work; and (b) subject to the foregoing, Licensee will pay Aquestive for the conduct of such activities in accordance with the applicable Statement of Work. 4.3 Development Rights and Responsibilities of Licensee. Licensee shall have sole responsibility for and have sole right to carry out, in its sole discretion, the performance of, and unless otherwise expressly set forth in this Agreement, shall be responsible for the sole cost of, the Development activities described in this Section 4.3. 4.3.1 Approval and Post-Approval Activities. Licensee shall be solely responsible for, and have sole right to perform, the Development activities required to obtain additional Regulatory Approvals and any post-approval maintenance of Regulatory Approvals for the Product in the Field in the Territory including any clinical study or post-approval clinical study commitments, periodic safety reviews, annual reports, regulatory submissions, and the development, implementation and maintenance of a pharmacovigilance program. Aquestive shall supply Licensee quantities of the Product required for clinical studies (“Clinical Supply”), registration purposes, and validation purposes, in each case, for Development activities and to the extent included in a Statement of Work. Aquestive shall provide Clinical Supply with blank packaging, and Licensee shall be solely responsible for the labeling of Clinical Supply.

17 4.3.2 [****] 4.4 Regulatory Activities and Communications. 4.4.1 During the Term, Licensee shall be responsible at its sole cost and expense for preparing and filing all additional Regulatory Approval and other regulatory-related documents in the Territory, and each Regulatory Approval and Regulatory Documentation relating to the Product in the Field in the Territory shall, during the Term, be owned by and held in the name of Licensee. Licensee shall file each Regulatory Approval in accordance with Applicable Law. During the Term, Licensee shall be solely responsible in its sole discretion for the conduct of, have sole right to conduct: all Development activities in connection with or as a condition of seeking or obtaining and maintaining Regulatory Approval of the Product in the Territory, including preparing and filing all regulatory applications and documents in the Territory, meetings with Regulatory Authorities in the Territory, submissions and maintenance of each Regulatory Approval and preparation and submission of all supplements thereto, conducting periodic safety reviews, all submissions to the Regulatory Authorities in the Territory, all post-marketing obligations required by the Regulatory Authorities, and the development and implementation of a pharmacovigilance program specific to the Product in the Field in the Territory, all in compliance with all Applicable Law. Licensee shall be responsible and pay for one hundred percent (100%) of the costs and expenses incurred in connection with the foregoing activities unless otherwise specifically provided for in this Agreement, and shall reimburse Aquestive as applicable for any costs incurred by Aquestive to support such Development activities by Licensee during the Term, including but not limited to regulatory related fees and annual product fees, but excluding FDA annual establishment registration fees, which shall be borne by Aquestive. Licensee shall designate a regulatory liaison to report to the Steering Committee on the status of regulatory activities, including material communications with all Regulatory Authorities in the Territory, on an as-needed basis as mutually determined by the Steering Committee. Licensee shall provide the Steering Committee with reasonable advance notice, and not less than ninety (90) days’ notice, of Licensee’s intent to file any Regulatory Approvals for the Product. 4.4.2 Licensee shall have sole control, and have authority and responsibility for, interfacing, corresponding, and meeting with all Regulatory Authorities for Regulatory Approvals in the Territory. At all times during the Term, Licensee shall be responsible, at its cost and expense, for pharmacovigilance reporting to the applicable Regulatory Authorities in compliance with Applicable Law, including, but not limited to, reporting any and all Adverse Events to the applicable Regulatory Authorities. Upon reasonable request from Aquestive, Licensee shall provide copies of such correspondence and information relating to such interfacing, correspondence and meetings with Regulatory Authorities. 4.5 Annual Stability Testing. If any annual stability testing on the Product in the Field is required by any Regulatory Authority in the Territory where the Product is commercially sold, Aquestive shall perform such stability testing pursuant to a Statement of Work, and Licensee shall be responsible for all reasonable costs and expenses associated with the performance and maintenance of such stability testing.

18 4.6 Regulatory Notices. 4.6.1 Notice. Each Party or its respective representative shall provide the other Party with written notice, in a sufficiently timely basis to enable the other Party to comply in all material respects with Applicable Law and in any event within three (3) Business Days of receipt of notification or other information which it receives (directly or indirectly) from any Regulatory Authority (and providing, as soon as reasonably possible, copies of any associated written requests) that: (a) raises any material concerns regarding the safety or efficacy of the Product; (b) indicates or suggests a Third Party Claim arising in connection with the Product; or (c) is reasonably likely to lead to a recall, market withdrawal or field correction of, field alert report or comparable report with respect to, the Product. Information that shall be disclosed pursuant to this Section 4.6 shall include, but not be limited to: 4.6.1.1 inspections by a Regulatory Authority of manufacturing, distribution or other related facilities concerning the Product; 4.6.1.2 inquiries by a Regulatory Authority concerning clinical investigation activities (including inquiries regarding investigators, clinical monitoring organizations and other related Third Parties) with respect to the Product; 4.6.1.3 any communication from a Regulatory Authority involving the manufacture, sale, promotion or distribution of the Product, or any other Regulatory Authority reviews or inquiries relating to any event set forth in Section 4.6.1.1; 4.6.1.4 any receipt of a warning letter from a Regulatory Authority relating to the Product; 4.6.1.5 any initiation of any Regulatory Authority investigation, detention, seizure, or injunction concerning the Product; and 4.6.1.6 any other regulatory action (e.g., proposed labeling or other registrational dossier changes and recalls) which may adversely affect the Product. 4.7 Adverse Event and Safety Reporting. Within thirty (30) days of the Effective Date, the Parties will enter into a written Safety Data Exchange Agreement with respect to the Product which shall thereupon be incorporated by reference into and made part of this Agreement (the “Safety Data Exchange Agreement”). In the event of conflict between terms of the Safety Data Exchange Agreement and the terms of this Agreement, the terms of this Agreement will govern. Notwithstanding anything to the contrary contained in this Agreement, Licensee shall be responsible for making all reports of Adverse Events to the applicable Regulatory Authority. 5. STEERING COMMITTEE. No later than one (1) month following the Effective Date, the Parties will establish a committee consisting of the appropriate business and/or technical leaders to provide a forum for communication between the Parties regarding Development and Commercialization activities under this Agreement, as well as the manufacturing and supply of the Product by Aquestive under the Supply Agreement (the “Steering Committee”). Each Party shall assign an alliance manager

19 (who shall serve on the Steering Committee) to organize each Steering Committee meeting and provide updates on the Development and Commercialization of the Product to the Steering Committee. The Steering Committee shall discuss key activities deemed critical to Regulatory Approvals and Commercialization of the Product. The Steering Committee shall meet at least two (2) times per Calendar Year, or as otherwise agreed by the Steering Committee, on a schedule and at a location to be agreed by the Parties. Notwithstanding the foregoing, the Steering Committee shall be solely advisory and not have any decision-making authority. For the avoidance of doubt, Licensee shall have the sole decision-making authority regarding the Development and Commercialization of the Product in the Field in the Territory. 6. PAYMENTS AND REPORTS 6.1 Upfront Payment. In partial consideration of the rights and licenses granted by Aquestive hereunder, Licensee will pay to Aquestive a one-time, upfront payment of Nine Million U.S. Dollars (USD $9,000,000) (“Upfront Payment”) on the Effective Date. [****]. 6.2 Patent Milestone Payment. In partial consideration of the rights and licenses granted by Aquestive hereunder, Licensee will pay to Aquestive a one-time payment of Six Million U.S. Dollars (USD $6,000,000) (“Patent Milestone Payment”) within thirty (30) days of a written notice delivered by Aquestive that Aquestive has paid the notice of allowance fee for issuance of a United States patent from pending [****], as amended thereafter, or a divisional, continuation or continuation-in-part application which cites priority to [****], provided the claims that are allowed in the notice of allowance received by Aquestive for such pending U.S. application Cover the Product in the Field in the United States (“Milestone Patent”). The written notice submitted by Aquestive under this Section 6.2 will further provide: (i) evidence of Aquestive’s payment of such issue fee to the USPTO for the Milestone Patent and (ii) a written representation and warranty by Aquestive that the Milestone Patent Covers the Product and is eligible for listing in the Orange Book, and that Aquestive will submit, in cooperation with Licensee, the form for listing the Milestone Patent in the Orange Book within thirty (30) days of issuance of the Milestone Patent. The listing of the Milestone Patent in the Orange Book, once obtained, shall be referred to herein as the “OB Patent Listing”. 6.3 Royalties. In addition to the Upfront Payment and Patent Milestone Payment, Licensee shall pay to Aquestive a royalty payment for each Royalty Period of [****] percent ([****]%) of the Gross Margin during such Royalty Period (“Royalty Fees”); [****]. 6.4 Licensee Payment Reports and Payments. During the Term, Licensee shall submit quarterly royalty reports (“Quarterly Payment Reports”) to Aquestive within forty-five (45) days following the end of each Calendar Quarter. Each Quarterly Payment Report shall cover the most recently completed Calendar Quarter and shall show: (a) the aggregate Gross Margin in respect of sales of the Product during the most recently completed Calendar Quarter including reasonable detail with respect to the calculation of Gross Margin, including Units sold in the Field in the Territory; and (b) the Royalty Fees, in U.S. dollars, payable with respect to such Gross Margin. Each Quarterly Payment Report shall be accompanied by the payment shown as due on such Quarterly Payment Report.

20 6.5 Manner of Payment. All sums due under this Agreement shall be payable in U.S. dollars by ACH in immediately available funds to such bank accounts as Aquestive shall designate in writing. All overdue amounts due to Aquestive hereunder shall bear interest at the rate equal to [****] ([****]%) per month or at the highest rate permitted by Applicable Law, whichever is less. 6.6 Bartering Prohibited. Licensee and its Affiliates and Sublicensees shall not solicit or accept any bartered goods or services in exchange for the sale or transfer of the Product. 6.7 Taxes and Withholding. All payments to Aquestive under this Agreement will be made without any deduction or withholding for or on account of any taxes unless such deduction or withholding is required by Applicable Law. If Licensee is so required to deduct or withhold, Licensee will: (a) notify Aquestive of such requirement in writing; (b) pay to the relevant authorities the full amount otherwise required to be deducted or withheld under Applicable Law on or before the date such payment is due under Applicable Law (taking into account any applicable extensions); and (c) forward to Aquestive an official receipt (or certified copy) or other documentation reasonably acceptable to Aquestive evidencing such payment to such authorities. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any Applicable Law which is in effect. The Parties shall discuss applicable mechanisms for minimizing taxes to the extent possible in compliance with Applicable Law. In addition, the Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement. 6.8 Accounting. Except as otherwise defined in this Agreement, all financial terms and standards defined or used in this Agreement for sales or activities occurring in the Territory shall be governed by and determined in accordance with GAAP, provided that when the actual results become known in accordance with GAAP relative to any accrued amount, any difference between the actual results and the accrual shall be reported and accounted for in the next payment due hereunder (subject to customary processing periods). To the extent that the difference between such accruals and the actual results has led to an underpayment, Licensee shall pay Aquestive the amount of such underpayment on the next date payment is due to Aquestive hereunder. To the extent that the difference between such accruals and the actual results has led to an overpayment, Licensee shall deduct the amount of such overpayment on the next date payment is due to Aquestive hereunder, or if no such payment is due, Aquestive will timely pay the amount of such overpayment to Licensee. 6.9 Record Keeping; Audits. Licensee and its Affiliates and Sublicensees shall keep books and accounts of record in connection with Gross Margin in sufficient detail to permit accurate determination of all figures necessary for verification of Royalty Fees to be paid hereunder. Licensee and its Affiliates and Sublicensees shall retain such records for a period of at least [****] after the end of the Calendar Quarter in which they were generated; provided, however, that if any records are in dispute and Licensee has received written notice from Aquestive of the records which are in dispute, then Licensee and its Affiliates and Sublicensees shall keep such records until such dispute is resolved. No more than [****], upon reasonable advance written notice to Licensee, Aquestive will have the right to engage a nationally recognized public accounting firm chosen by Aquestive and reasonably acceptable to Licensee (which accounting firm will not be the external auditor of Aquestive, will not have been hired or paid on a contingency

21 basis and will have experience auditing pharmaceutical companies) (a “CPA Firm”) to conduct an audit of such books and records of Licensee and its Affiliates and Sublicensees to determine the correctness of the amount of Royalty Fees paid to Aquestive under the terms of this Agreement. The CPA Firm will be given access to and will be permitted to examine such books and records as it will reasonably request, upon thirty (30) days’ prior written notice having been given by Aquestive, during regular business hours, for the sole purpose of determining compliance with the Gross Margin royalty provisions of this Agreement. Prior to any such examination taking place, the CPA Firm will enter into a confidentiality agreement reasonably acceptable to Licensee and Aquestive with respect to the Confidential Information to which they are given access and will not contain in its report or otherwise disclose to Aquestive or any Third Party any information labeled by Licensee as being confidential customer information regarding pricing or other competitively sensitive proprietary information. Aquestive and Licensee will be entitled to receive a summary of findings of the CPA Firm with respect to its findings and Aquestive will provide, without condition or qualification, Licensee with a copy of the summary of finding, prepared by such CPA Firm promptly following Aquestive’s receipt of same. In the event of any dispute between Aquestive and Licensee regarding the findings of any such inspection or audit, the Parties will initially attempt in good faith to resolve the dispute amicably between themselves and, if the Parties are unable to resolve such dispute within thirty (30) days after delivery to both Parties of the CPA Firm’s summary of findings, each Party will select an internationally recognized independent certified public accounting firm (other than the CPA Firm), and the two firms chosen by the Parties will choose a third internationally recognized independent certified public accounting firm (which accounting firm will not be the external auditor of either Party, will not have been hired or paid on a contingency basis and will have experience auditing pharmaceutical companies), which selected accounting firm will resolve the dispute, and such selected accounting firm’s determination will be binding on both Parties absent manifest error by such selected accounting firm. All costs and expenses of the CPA Firm incurred in connection with performing any such audit shall be paid by Aquestive unless such audit discloses an underpayment of at least [****] percent ([****]%), in which case Licensee shall bear such costs and expenses. In the event of the engagement of other accounting firms relating to a dispute between the Parties as referred to in this Section 6.9, all costs and expenses of such other accounting firms shall be paid by the Party found to be at fault by the final determination of the selected accounting firm. 6.10 Underpayments and Overpayments. If an audit conducted pursuant to Section 6.9 reveals that additional Royalty Fees were due to Aquestive under this Agreement, then Licensee shall pay to Aquestive the additional Royalty Fees within thirty (30) days of the date Licensee receives written notice of such underpayment. If an audit conducted pursuant to Section 6.9 reveals that Aquestive was paid Royalty Fees in excess of those Royalty Fees due to Aquestive under this Agreement, then Licensee shall, [****]. 7. REPRESENTATIONS, WARRANTIES AND COVENANTS 7.1 Representations, Warranties and Covenants of Each Party. Each Party hereby represents and warrants as of the Effective Date to the other Party as follows: 7.1.1 Corporate Existence, Power, and Authority. Such Party: (a) is duly formed and in good standing under the laws of the jurisdiction of its incorporation or formation; (b) has the power and authority and the legal right to enter into this Agreement and perform its obligations

22 hereunder; and (c) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. 7.1.2 Binding Agreement. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity. 7.1.3 Consents. All necessary consents, approvals and authorizations of all Regulatory Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations as of the Effective Date hereunder have been obtained. 7.1.4 No Conflict; Compliance with Applicable Law. The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder, and any actions or omissions of such Party related to the activities contemplated hereunder and the circumstances surrounding this Agreement: (a) do not and will not conflict with or violate any Applicable Law or any provision of the articles of incorporation, bylaws or other governing charter documents of such Party; and (b) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound. 7.1.5 No Conflict with Agreement. Each Party agrees not to engage in any action that is in violation of the terms and conditions of this Agreement or that interferes with the consummation of the transactions contemplated under this Agreement. 7.1.6 Bankruptcy; Insolvency. Neither Party is aware of any action or petition, pending or otherwise, for bankruptcy or insolvency of such Party or its Affiliates or subsidiaries in any state, country, or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business. 7.2 Additional Aquestive Representations, Warranties and Covenants. Aquestive represents, warrants, and covenants to Licensee as follows: 7.2.1 Right to Grant Licenses. As of the Effective Date, Aquestive and its Affiliates owns or is the exclusive licensee of the rights, title, and interest in and to the Aquestive IP and Aquestive Marks and have the right to grant each of the licenses granted to Licensee herein. Aquestive and its Affiliates have good and valid title to all of the Aquestive IP and Aquestive Marks and have all requisite corporate power and authority to license the Aquestive IP and Aquestive Marks to Licensee in accordance with the terms of this Agreement. 7.2.2 Third Party Agreements. As of the Effective Date, Neither Aquestive nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement

23 that conflicts with, or limits the scope of, any of the rights or licenses granted to Licensee hereunder or that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Licensee’s rights under this Agreement. 7.2.3 Third Party Licenses. As of the Effective Date, no Third Party license agreements exist related to the Product worldwide. 7.2.4 Compliance with Applicable Law. Aquestive shall comply with and maintain, and shall cause its Affiliates to comply with and maintain, in force all licenses, consents, permits and authorizations necessary to perform its obligations under this Agreement and shall perform its obligations under this Agreement in compliance with Applicable Law, in each case in all material respects. 7.2.5 No Debarment. None of Aquestive or its Affiliates have employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person debarred under United States law, including Section 21 U.S.C. 335a, or any foreign equivalent thereof. 7.2.6 Intellectual Property. 7.2.6.1 Aquestive Intellectual Property Status. (i) All Aquestive Product Marks and Aquestive Patents listed on Schedule 1.11 and Schedule 1.12, respectively, are, as of the Effective Date, in full force and effect, valid, subsisting and enforceable, have been properly assigned to Aquestive, and inventorship of each Patent is properly identified on such Patents; (ii) none of the Aquestive Product Marks and Aquestive Patents listed on Schedule 1.11 and Schedule 1.12, respectively, is currently involved in any interference, reissue, reexamination, opposition, challenge or litigation proceeding, and neither Aquestive nor any of its Affiliates has received any written notice from any Person of such actual or threatened proceeding; (iii) no Aquestive Patents and Aquestive Product Marks listed on Schedule 1.11 and Schedule 1.12, respectively, as of the Effective Date, have been found by a court or administrative body of competent jurisdiction to be invalid or unenforceable; (iv) Aquestive and any other Third Party having responsibility for prosecuting any of the Aquestive Product Marks and Aquestive Patents listed on Schedule 1.11 and Schedule 1.12, respectively, have filed and prosecuted the Aquestive Patents and Aquestive Product Marks in good faith and in compliance with all applicable rules, policies, and procedures of the USPTO and all foreign patent offices, as applicable, in all material respects, and are subsisting; (v) as of the Effective Date, Aquestive has not committed any act, or failed to commit any required act, that would reasonably be expected to cause any Aquestive Product Marks and Aquestive Patents listed on Schedule 1.11 and Schedule 1.12, respectively, to expire prematurely or be declared invalid or unenforceable, or that estops the enforcement of such rights against any Third Party; and (vi) as of the Effective Date, Aquestive has timely paid all application, registration, maintenance and renewal fees in respect of the Aquestive Product Marks and Aquestive Patents listed on Schedule 1.11 and Schedule 1.12, respectively. 7.2.6.2 Control. Aquestive Controls all rights, title and interests in and to the Aquestive IP and Aquestive Marks, and Aquestive has the legal right and authority, and has all rights, authorizations and consents necessary, to grant to Licensee the licenses granted under this Agreement.

24 7.2.6.3 Non-Infringement by Third Parties. To the knowledge of Aquestive, there are no activities by Third Parties that would constitute infringement or misappropriation of the Aquestive IP or Aquestive Product Marks. 7.2.7 Aquestive IP. The Aquestive IP, Aquestive Marks, and Domain Names represent all intellectual property rights within Aquestive’s and its Affiliates’ Control, in each case, relating to the Product, or the Development or Commercialization of the Product in the Field in the Territory, as of the Effective Date. 7.2.7.1 Non-Infringement of Third Party Rights. As of the Effective Date, to the knowledge of Aquestive, the Development and Commercialization of the Product do not infringe or violate or constitute a misappropriation of any Patent or other intellectual property rights of any Third Party. Aquestive has not received any written notice from any Person, nor has knowledge of, any actual or threatened claim or assertion that the Product, Aquestive IP or Aquestive Product Marks infringe or misappropriate any intellectual property rights of a Third Party. 7.2.7.2 Patent Assignment. All of Aquestive’s employees and consultants and all subcontractors with whom Aquestive has contracted to perform any activities on Aquestive’s behalf in connection with Aquestive’s Development or Commercialization of the Product have assigned to Aquestive all of their rights in any Patents arising from the performance of such activities. 7.2.8 Solvency. As of the Effective Date Aquestive is solvent and (a) is able to pay its debts as they become due; (b) owns assets and property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) has adequate capital to carry on its business. No transfer or license of property (including the Aquestive IP and the Aquestive Marks) is being made and no obligation is being incurred in connection with this Agreement or the transactions contemplated hereby, with the intent to hinder, delay or defraud either present or future creditors of Aquestive or its Affiliates. 7.2.9 Legal Proceedings. As of the Effective Date, except as set forth on Schedule 7.2.9 there are no lawsuits, claims, actions, litigation, audit, investigation, mediation, legal proceedings, administrative enforcement proceedings, or arbitration proceeding, in each case by or before any Person pending against or, to the knowledge of Aquestive, threatened, pertaining to the Products or any of the Aquestive IP or the Aquestive Marks, and there is no internal investigation or internal audit pending or external investigation, external audit or other proceeding pending or threatened, pertaining to the Products or any of the Aquestive IP or the Aquestive Marks, or any of the officers or directors of Aquestive or its Affiliates, in each case, relating to the Products, the Aquestive IP or the Aquestive Marks, by or before any Regulatory Authority. As of the Effective Date, there is no order, decree or ruling from any Regulatory Authority to which Aquestive is subject or, to the knowledge of Aquestive, threatened that relates to the Products, the Aquestive IP or the Aquestive Marks. As of the Effective Date, there are no outstanding orders, decrees or rulings of any Regulatory Authority against any of the Products, the Aquestive IP or Aquestive Marks or against Aquestive or any of its Affiliates with respect to the Products, the Aquestive IP or Aquestive Marks.

25 7.2.10 Financial Information. 7.2.10.1 The historical financial statements of Aquestive, including any balance sheets, income statements and related statements of earnings, stockholders’ equity and cash flows (including all support schedules and notes therein or thereto), and such other historical financial information and data provided or made available to Licensee and its Affiliates, advisors and representatives prior to the Effective Date, are true, accurate and complete and fairly present the financial position, assets and liabilities of Aquestive as of the dates thereof and the revenues, expenses, results of operations and cash flows of Aquestive for the periods to which they apply and changes in stockholders’ equity of Aquestive as of the dates and for the periods to which they apply, in each case in conformity with GAAP in all material respects. Such financial statements, information and data have been prepared, in all material respects, in accordance with the books and records of Aquestive. 7.2.10.2 In connection with Licensee’s investigation of the Aquestive and the Product, Licensee may have received from Aquestive and its agents certain forward-looking financial information, or presentations containing, among other things, projections and other forecasts, including projected financial statements, projected cash flow items, cost estimates, certain business plan information and other forward-looking data (collectively, the “Projections”) related to the Aquestive IP and the Product. Licensee acknowledges that (a) is the Projections are not and shall not be deemed to include representations or warranties of Aquestive, (b) there are uncertainties inherent in attempting to make Projections and, accordingly, is not relying on them, (c) Licensee is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Projections and (d) Licensee shall have no claim against Aquestive, its Affiliates and their respective representatives with respect to the Projections. For the avoidance of doubt, the Projections do not include the historical financial information that is the subject of the representation in Section 7.2.10.1. 7.2.11 Regulatory Compliance. 7.2.11.1 With respect to the Product, each of Aquestive and its Affiliates is, and has at all times in the last five (5) years been, in compliance, in all material respects with (A) the FD&C Act and the Public Health Service Act, 42 U.S.C. § 201 et seq., as amended, and all Applicable Laws; and (B) the regulations, rules, and orders of the FDA or other Regulatory Authority administered, issued, or promulgated thereunder. 7.2.11.2 As of the Effective Date, neither Aquestive nor any of its Affiliates is the subject of any pending or threatened investigation by any Regulatory Authority in respect of the Product, including by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any other Regulatory Authority that has jurisdiction over the operations of Aquestive or its Affiliates under any similar policy. Neither Aquestive nor any of its officers, employees, agents or Affiliates acting for or on behalf of Aquestive or its Affiliates, has committed any act, made any statement or failed to make any statement, relating to any Product that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither Aquestive, its Affiliates

26 nor any current or former officer, employee or agent of Aquestive or its Affiliates has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation or been debarred by the FDA under Article 306 of the FD&C Act, 21 U.S.C. §335a(a) or (b), or any similar federal, state, foreign or local law, rule, or regulation. 7.2.11.3 No Product has been seized, detained, or subject to any suspension of manufacturing, distribution, or marketing by the FDA or any other Regulatory Authority. As of the Effective Date, the Product has not been recalled, suspended, or discontinued by Aquestive, nor has Aquestive received any written notice from the FDA or any other Regulatory Authority that it has commenced or threatened to initiate, any action to withdraw approval, place sales or marketing restrictions on or request the recall of the Product, or that it has commenced or threatened to initiate any action to enjoin or place restrictions on the Product or distribution of the Product. 7.2.11.4 No product liability, recall or warranty claims are pending or have been settled, terminated or received by the Aquestive in the three (3) years prior to the Effective Date and, to the Aquestive’s knowledge, no such claims have been threatened or otherwise asserted against Aquestive or its Affiliates, in each case, relating to, or arising from, the sale or use of the Product prior to the Effective Date. As of the Effective Date, there is no judgment, order or decree outstanding against Aquestive or its Affiliates (or to Aquestive’s knowledge, any other Person or entity) relating to product liability or manufacturing defect claims with respect to the Product. 7.2.11.5 As of the Effective Date, there are no actions, lawsuits, claims or other proceedings pending or to Aquestive’s knowledge, threatened, relating to the Product with respect to a violation by or on behalf Aquestive or any of its Affiliates of the FD&C Act, FDA rules or regulations adopted thereunder, or any other Applicable Laws. 7.2.11.6 As of the Effective Date, neither Aquestive nor, to the knowledge of Aquestive, any manufacturers of the Product or of the raw materials used in or for the Product have received any Form 483 observations, warning letters, notice of violation letters, or other communications from the FDA or other Regulatory Authority regarding violations or potential violations of Applicable Laws related to the Product. Further, as of the Effective Date, there are no outstanding or pending responses by Aquestive to any material correspondence from the FDA or other Regulatory Authority related to the Product. As of the Effective Date, all material reports, documents, notices that are required to be maintained or filed with the FDA or other Regulatory Authority by Aquestive under Applicable Laws with respect to the Product, including those relating to complaints, adverse events, product pricing, and rebates, have been maintained or filed and are accurate in all material respects. 7.2.12 Non-Action or Claim. To Aquestive’s knowledge, as of the Effective Date, there are no actual, pending, alleged or threatened adverse actions, suits, claims, interferences or formal governmental investigations (i) involving the Product, including in connection with the conduct of any clinical trials or manufacturing activities by Aquestive or its Affiliates, or (ii) questioning the validity of this Agreement or any action taken by Aquestive in connection with the execution of or activities under this Agreement, in each case, by or against Aquestive or any of its Affiliates in or before any court, FDA or other Governmental Entity. As of the Effective

27 Date, there are no material unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations, settlements or awards (whether rendered by a court, an administrative agency or an arbitrator) against Aquestive with respect to the Product. 7.3 Additional Licensee Representations, Warranties and Covenants. Licensee further represents, warrants, and covenants to Aquestive that: 7.3.1 Right to Grant Licenses. Licensee and its Affiliates have the right to grant the non-exclusive, non-transferable, non-sublicensable licenses granted to Aquestive herein. 7.3.2 Third Party Agreements. As of the Effective Date, neither Licensee nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Aquestive’s rights under this Agreement. 7.3.3 Compliance with Applicable Law. Licensee shall comply with and maintain, and shall cause its Affiliates and Sublicensees to comply with and maintain, in force all licenses, consents, permits and authorizations necessary to perform its obligations under this Agreement and shall perform its obligations under this Agreement in compliance with Applicable Law, in each case in all material respects. 7.3.4 Compliance with Anti-Bribery, Anti-Corruption, and Ethics Policies. Licensee shall use commercially reasonable efforts to have and maintain in place through the Term its own policies and procedures to ensure compliance with Applicable Law relating to anti-bribery and anti-corruption in the Territory. Promptly following such any occurrence, Licensee will notify Aquestive: (a) of any request or demand for any undue or suspicious financial or other advantage of any kind received by Licensee in connection with the performance of this Agreement; and (b) if a public official in the Territory becomes an officer of employee of Licensee or acquires a direct or indirect interest in Licensee, and Licensee warrants that, to its knowledge, it has no such public officials as direct or indirect owners, officers or employees at the Effective Date. 7.3.5 No Debarment. None of Licensee or its Affiliates have employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person debarred under United States law, including Section 21 U.S.C. 335a, or any foreign equivalent thereof. 7.3.6 Adequacy of Information. Licensee acknowledges and agrees that: (a) it has carried out an appropriate due diligence concerning the information given by Aquestive on the Product and is taking full responsibility for making its own and independent evaluation of the Product (provided that Licensee shall be entitled to rely on the representations and warranties of Aquestive contained in Section 7.1 and Section 7.2); and (b) except in the case of fraud, it will not assert any claim against Aquestive or any of its employees, agents, stockholders, Affiliates or any representatives or hold Aquestive or any such Persons liable for any inaccuracies, misstatements omissions with respect to information furnished by Aquestive, its Affiliates or representatives (except for the representations and warranties of Aquestive contained in Section 7.1 and Section 7.2).

28 7.4 Disclaimer. EACH PARTY HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN NOT EXPRESSLY MADE IN THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAWS, INCLUDING WITH RESPECT TO THE PRODUCT OR ANY PATENT OR OTHER INTELLECTUAL PROPERTY LICENSED OR GRANTED UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, QUALITY, PERFORMANCE, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE. 8. CONFIDENTIAL INFORMATION 8.1 General. Pursuant to the terms of this Agreement, each of Aquestive and Licensee (in such capacity, the “Disclosing Party”) has disclosed and will be disclosing to the other Party, and to the Affiliates, officers, directors, employees, agents and/or representatives of each (in such capacity, the “Receiving Party”) certain secret, confidential or proprietary data, Intellectual Property and related information, including technical, scientific, business and other information, data, materials and the like relating to drug applications, patent applications, products, processes, formulations, manufacturing technology, demo kits, operating methods and procedures, marketing, manufacturing, distribution and sales methods and systems, sales figures, pricing policies and price lists and other business information (“Confidential Information”). The terms and conditions of this Agreement shall be considered Confidential Information. Without limiting the foregoing, it is acknowledged that the Aquestive IP shall constitute the Confidential Information of Aquestive (subject to Section 8.3) for purposes of this Agreement. The Receiving Party shall make no use of any Confidential Information of the Disclosing Party except in the exercise of its rights and the performance of its obligations set forth in this Agreement. The Receiving Party: (a) shall keep and hold as confidential, and shall cause its officers, directors, employees, agents, and representatives to keep and hold as confidential, all Confidential Information of the Disclosing Party; and (b) shall not disclose, and shall cause its Affiliates, officers, directors, employees, agents, and representatives not to disclose, any Confidential Information of the Disclosing Party. Confidential Information disclosed by the Disclosing Party shall remain the sole and absolute property of the Disclosing Party, subject to the rights granted in this Agreement or Applicable Law. 8.2 Prior Confidentiality Agreement. As of the Effective Date, the terms of this Section 8 shall supersede any prior non-disclosure, secrecy, or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Confidentiality Agreement, which is hereby terminated. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement. 8.3 Exceptions. The above restrictions set forth in Section 8.1 on the use and disclosure of Confidential Information shall not apply to any information which: (a) Receiving Party can establish is already known to the Receiving Party at the time of disclosure by the Disclosing Party (other than as a result of prior disclosure under any agreement between the Parties with respect to confidentiality); (b) is or becomes generally known or available to the public other

29 than through any act or omission of the Receiving Party in breach of this Agreement (or any other agreement between the Parties with respect to confidentiality); (c) is acquired by the Receiving Party from a Third Party who is not, to the knowledge of the Receiving Party, directly or indirectly under an obligation of confidentiality to the Disclosing Party with respect to same, or (d) is developed independently by the Receiving Party without the use of the Disclosing Party’s Confidential Information. In addition, nothing in this Section 8 shall be interpreted to limit the ability of either Party to disclose its own Confidential Information to any other Person on such terms and subject to such conditions as it deems advisable or appropriate. 8.4 Permitted Disclosures. It shall not be a breach of Section 8.1 if a Receiving Party discloses Confidential Information of a Disclosing Party: (a) pursuant to Applicable Law, including securities laws applicable to a public company, (b) to any Regulatory Authority or (c) in order to comply with its obligations under the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or the New York Stock Exchange; provided, however, that the Receiving Party: (i) provides the Disclosing Party with as much advance written notice as possible of the required disclosure; (ii) reasonably cooperates with the Disclosing Party in any attempt to prevent, limit or seek confidential treatment for the disclosure; and (iii) discloses only the minimum amount of Confidential Information necessary for compliance. The Parties may also disclose the existence of this Agreement and terms thereof to their directors, investors, officers, employees, attorneys, accountants and other advisers on a need to know basis and may, upon obtaining a written confidentiality agreement, further disclose the existence and terms of this Agreement to third Parties to whom it may be relevant in connection with financings, acquisitions, licenses and similar transactions to the extent such Third Parties are under confidentiality obligations at least as restrictive as those set forth herein. 8.5 Equitable Remedies. Each Party specifically recognizes that any breach by it of this Section 8 may cause irreparable injury to the other Party and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each Party agrees that in the event of any such breach, the other Party shall be entitled to seek injunctive relief and such other legal and equitable remedies as may be available, without the necessity of securing or posting of any bond or proving actual damages. 9. INDEMNIFICATION; LIMITATION OF LIABILITY 9.1 Indemnification by Licensee. Licensee shall defend, indemnify and hold harmless Aquestive and its Affiliates and each of their respective successors and assigns, and each of their respective officers, directors, shareholders, employees, subcontractors, agents, and representatives (“Aquestive Indemnitees”) from and against all claims, allegations, suits, actions or proceedings asserted against any Aquestive Indemnitee by any Third Parties, whether governmental or private (“Third Party Claims”), and all associated Losses, to the extent arising out of or resulting from: (a) the performance or failure to perform by Licensee (or any of its Affiliates, Sublicensees, subcontractors or agents) of any of Licensee’s obligations under this Agreement, (b) a breach by Licensee or any of its Affiliates, Sublicensees, subcontractors or agents of any of Licensee’s representations, warranties, covenants or agreements under this Agreement, (c) the Development or Commercialization by or on behalf of Licensee of the Product in the Territory, (d) violation of Applicable Law by any Licensee Indemnitee, or (e) the Assumed Liabilities; provided, that, in all

30 cases referred to in this Section 9.1, Licensee shall not be liable to indemnify any Aquestive Indemnitee for any Losses of such Aquestive Indemnitee to the extent that such Losses were caused by: (i) the gross negligence or willful misconduct or intentional wrongdoing of Aquestive or any of its Affiliates, subcontractors or agents; (ii) any breach by Aquestive or any of its Affiliates, subcontractors or agents of Aquestive’s representations, warranties, covenants or agreements under this Agreement; or (iii) matters for which Aquestive has an obligation to indemnify any Licensee Indemnitee pursuant to Section 9.2. 9.2 Indemnification by Aquestive. Aquestive shall defend, indemnify and hold harmless Licensee and its Affiliates and each of their respective successors and assigns, and each of their respective officers, directors, shareholders, employees, subcontractors, agents, and representatives (“Licensee Indemnitees”) from and against all Third Party Claims, and all associated Losses, to the extent arising out of or resulting from: (a) the performance or failure to perform by Aquestive (or any its Affiliates, subcontractors or agents) any of Aquestive’s obligations under this Agreement, (b) a breach by Aquestive or any of its Affiliates, subcontractors or agents of any of Aquestive’s representations, warranties, covenants or agreements under this Agreement, (c) the Development or Commercialization of the Product by or on behalf of Aquestive prior to the Effective Date, (d) violation of Applicable Law by any Aquestive Indemnitee, or (e) the Retained Liabilities; provided, that, in all cases referred to in this Section 9.2, Aquestive shall not be liable to indemnify any Licensee Indemnitee for any Losses of such Licensee Indemnitee to the extent that such Losses were caused by: (i) the gross negligence or willful misconduct or intentional wrongdoing of Licensee, Sublicensee or any of their respective Affiliates, subcontractors or agents; (ii) any breach by Licensee, Sublicensee or any of their Affiliates, subcontractors or agents of Licensee’s representations, warranties, covenants or agreements under this Agreement; or (iii) matters for which Licensee has an obligation to indemnify any Aquestive Indemnitee pursuant to Section 9.1. 9.3 Procedure for Indemnification. 9.3.1 Notice. In the case of a Third Party Claim or demand made by any Person who is not a Party to this Agreement (or an Affiliate thereof) as to which a Party (the “Indemnitor”) may be obligated to provide indemnification pursuant to this Agreement, such Party seeking indemnification hereunder (“Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and, to the extent known, the amount of the Third Party Claim) reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually materially prejudiced as a result of such failure. 9.3.2 Defense of Third Party Claim. If a Third Party Claim is made against an Indemnitee, then the Indemnitor will be entitled, within thirty (30) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof, at the expense of the Indemnitor, by providing written notice to Indemnitee of its intention to assume the defense of such Third Party Claims within such thirty (30) day period with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee for so long as the Indemnitor is conducting a good faith and diligent defense. Should the Indemnitor so elect to assume the defense of such Third Party Claim, the Indemnitor will not

31 be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnitor and an Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee with respect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided, further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one separate counsel for all Indemnitees where a conflict a conflict of interest is found to exist. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor will promptly supply to the Indemnitee copies of all material correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee reasonably informed of developments relating to or in connection with such Third Party Claim, including when reasonably requested in writing by the Indemnitee (including providing to the Indemnitee updates and summaries as to the status thereof). If the Indemnitor chooses to defend a Third Party Claim, all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnitor). If the Indemnitor does not elect to assume control by written acknowledgement of the defense of any Third Party Claim within the thirty (30) day period set forth above, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor (but limited to the reasonable legal fees and expenses of one counsel for all Indemnitees, except for separate local counsel), after five (5) Business Days’ written notice to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment; provided, however, that Indemnitee shall not compromise and settle any Third Party Claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed. 9.3.3 Settlement of Claims. In no event may the Indemnitor compromise or settle any Third Party Claim in a manner which admits fault or negligence on the part of the Indemnitee, or requires the Indemnitee to make any payments, without the prior written consent of the Indemnitee. Without limiting the foregoing, if the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Losses in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment) that provides for injunctive or other nonmonetary relief affecting the Indemnitee. 9.3.4 Assumption of Defense. Notwithstanding anything to the contrary contained herein, an Indemnitee shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnitee upon written notice to the Indemnitor pursuant to this Section 9.3.4,

32 in which case, the Indemnitor shall be relieved of liability under Section 9.1 or 9.2, as applicable, solely for such Third Party Claim and related Losses. For the avoidance of doubt, this Section 9.3.4 shall not apply to the Indemnitee’s assumption of, or participation in, the defense as permitted pursuant to Section 9.3.2. 9.4 Insurance. During the Term and for a period of [****] after the termination or expiration of this Agreement, each Party shall obtain and/or maintain, respectively, at its sole cost and expense, comprehensive general liability insurance, products liability insurance and clinical trials insurance (including any self-insured arrangements), each in amounts, respectively, which are reasonable and customary in the pharmaceutical industry for companies of comparable size and activities at the respective place of business of each Party but in no event less than [****] ($[****]) per occurrence and [****] ($[****]) annual aggregate. Each Party shall also maintain any mandatory insurance, including but not limited to workers compensation coverage, in accordance with all Applicable Law. All insurance policies reflecting such insurance shall be written on a “per occurrence” or “claims made” basis with an insurance company rated at least A-3 by Best’s rating guide. Each of the Parties and their designees who have an insurable interest shall be added as an additional insured on the other Party’s product liability insurance policy. If requested, each Party shall provide the other with a certificate of insurance and shall keep such policy current. Each Party shall provide at least thirty (30) calendar days’ prior written notice to the other Party of the cancellation or any substantial modification of the terms of coverage. Such product liability insurance (or self-insured arrangements) shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of the Product. Each Party shall require its insurers to waive all rights of subrogation against the other Party, and its directors, officers, employees, and agents on all the foregoing coverages. Each Party shall provide written proof of the existence of such insurance to the other Party upon written request. Each Party acknowledges and agrees that its liabilities under this Agreement will not be limited by the amount of such Party’s insurance. 9.5 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL AN INDEMNIFYING PARTY BE LIABLE FOR (A) ANY EXEMPLARY OR PUNITIVE DAMAGES OR (B) ANY LOST PROFITS OR CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, EXCEPT, IF AN INDEMNITEE IS HELD LIABLE TO A THIRD PARTY BASED ON ANY FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION FOR ANY SUCH LOSSES AND THE APPLICABLE INDEMNITOR IS OBLIGATED TO INDEMNIFY SUCH INDEMNITEE FOR THE MATTER THAT GAVE RISE TO SUCH LOSSES, THEN SUCH INDEMNITOR SHALL BE LIABLE FOR, AND OBLIGATED TO REIMBURSE SUCH INDEMNITEE FOR SUCH LOSSES TO THE EXTENT SUCH INDEMNIFICATION IS OTHERWISE REQUIRED HEREUNDER. 10. TERM AND TERMINATION 10.1 Term. The initial term of this Agreement shall commence as of the Effective Date and shall expire upon the later of: (i) the last to expire Aquestive Patent in the Field in the Territory and (ii) [****] ([****]) years from the Effective Date (“Term”). Upon expiration (but not an earlier termination as provided in Section 10.2) of this Agreement, the licenses granted to Licensee and

33 its Affiliates under Section 2.1 and Section 2.10.1(i) will continue on a non-exclusive basis and will become perpetual, irrevocable, fully paid-up, and royalty-free. 10.2 Termination. 10.2.1 Termination of this Agreement. In addition to any other provision of this Agreement expressly providing for termination of this Agreement, this Agreement may be terminated by either Party immediately upon written notice: (a) upon the occurrence of a Bankruptcy Event with respect to the other Party, subject to Section 10.4; or (b) an unremedied material breach by the other Party or its Affiliates, to the extent provided under Section 10.2.2. 10.2.2 Termination for Breach. 10.2.2.1 Notice. If either Party believes that the other Party or any of its Affiliates is in material breach of this Agreement following the Effective Date, then such Party (in such capacity, the “Non-Breaching Party”) may provide written notice (a “Breach Notice”) to the other Party (in such capacity, the “Breaching Party”) specifying such material breach in sufficient detail to put the Breaching Party on notice, and, if applicable, any actions or conduct that the Non- Breaching Party considers would be an acceptable cure of such material breach, and clearly stating the Non-Breaching Party’s intent to terminate this Agreement if such breach is not cured. 10.2.2.2 Failure to Cure. If (i) the Breaching Party fails to cure such material breach within the applicable period set forth below, then, subject to Section 10.2.2.1, the Non-Breaching Party may terminate this Agreement effective on written notice of termination to the Breaching Party with respect to this Agreement in its entirety. The Breaching Party will have [****] ([****]) days from the date of such Breach Notice to cure such breach. Notwithstanding any provision in this Agreement to the contrary, if such material breach is curable by its nature but cannot be reasonably cured during the foregoing cure period, then the Breaching Party may submit to the Non-Breaching Party a cure plan to remedy such material breach that is reasonably acceptable to the Non-Breaching Party, and upon such submission, such cure period will be extended for a period of time that would be reasonably necessary for a diligent party to cure such material breach in accordance with such cure plan (subject to the dispute resolution procedures set forth in Section 10.2.2.3), such extended period to be no more than [****] ([****]) days. 10.2.2.3 Disputes Regarding Material Breach. In the event a Breaching Party disputes occurrence of such a material breach, the Breaching Party shall give written notice of such dispute no later than [****] ([****]) days after its receipt of the Breach Notice and the issue of whether the Non-Breaching Party may properly terminate this Agreement on expiration of the applicable cure period will be resolved in accordance with Section 13.11. This Agreement will remain in full force and effect during the pendency of any dispute resolution proceeding under Section 13.11 and the cure periods set forth in this Section 10.2.2.3 will be tolled during any such dispute resolution proceeding, such proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damage. If as a result of such dispute resolution proceeding it is determined that the Breaching Party did not commit such material breach (or such material breach was cured in accordance with this Section 10.2.2.3), then no termination will be effective, and this Agreement will continue in full force and effect. If, on the other hand, as a result of such dispute resolution proceeding it is determined that the Breaching

34 Party did commit such material breach, the Breaching Party will have [****] ([****]) days from the date of such determination to cure such breach, and if such material breach is not cured within such [****] ([****]) days period (or as such period may be extended under Section 10.2.2.2), the Non-Breaching Party may terminate this Agreement effective on written notice of termination to the Breaching Party. 10.2.3 Termination by Licensee. This Agreement may be terminated in its entirety by Licensee (i) upon [****] ([****]) days’ written notice to Aquestive in the event that Licensee and its Affiliates and Sublicensees permanently cease commercializing the Product for efficacy or safety reasons, as evidenced by the placement of the Product on the Discontinued Drug Product List of the Orange Book, or (ii) upon [****] ([****]) written notice to Aquestive, with or without cause. 10.2.4 Termination by Aquestive. This Agreement may be terminated by Aquestive upon written notice to Licensee in the event that Licensee fails to pay the Patent Milestone Payment when due pursuant to Section 6.2, or any Royalty Fees when due pursuant to Section 6.4 and fails to remedy same within [****] ([****]) days of receipt of a written notice describing the breach and requiring it to be so remedied. 10.3 Effects of Termination. Upon expiration or earlier termination of this Agreement, the following provisions of this Section 10.3 shall apply. 10.3.1 On the earlier termination of this Agreement by Aquestive under Section 10.2.1 or Section 10.2.4, or by Licensee under Section 10.2.1(a) or Section 10.2.3: 10.3.1.1 (a) all unpaid Royalty Fees for Product sold as of the effective date of termination shall remain due and payable as scheduled; (b) Licensee shall have the right to sell out its remaining inventory of the Product for a period of up to [****] ([****]) months; and (c) Licensee shall pay to Aquestive any applicable Royalty Fees on each sale of such inventory of the Product by Licensee and its Affiliates and Sublicensees when due hereunder. 10.3.1.2 [****]. 10.3.1.3 Within thirty (30) days: (a) Licensee shall cease to use and shall deliver to Aquestive, upon written request of Aquestive, all Confidential Information of Aquestive, except for any documents or records that Licensee is required to retain by Applicable Law or reasonably necessary for Licensee to exercise its rights under Section 10.3.1.1; provided, however, that all such retained documents or records shall continue to be subject to the confidentiality obligations under this Agreement; and (b) Aquestive shall cease to use and shall deliver to Licensee, upon written request of Licensee, all Confidential Information of Licensee, except for any documents or records that Aquestive is required to retain by Applicable Law or that are reasonable necessary for Aquestive to exercise its rights under Section 10.3.1.1; provided, however, that all such retained documents or records shall continue to be subject to the confidentiality obligations under this Agreement. 10.3.2 [****].

35 10.3.3 Accrued Rights. Termination, relinquishment, or expiration of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration including damages arising from any breach under this Agreement. Termination, relinquishment, or expiration of this Agreement shall not relieve either Party from any obligation which is expressly or by implication intended to survive such termination, relinquishment or expiration of this Agreement and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination, relinquishment, or expiration. Remedies for breaches under this Agreement shall also survive any termination, relinquishment, or expiration of this Agreement. 10.3.4 Survival. Any provision of this Agreement that contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect. 10.4 Rights in Bankruptcy. 10.4.1 Bankruptcy Code. All rights and licenses now or hereafter granted by either Party to the other Party under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by either Party, such Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. Each Party will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property rights licensed by such Party under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property rights within the meaning of Section 365(n) include, as applicable, laboratory notebooks, cell lines, product samples and inventory, research studies and data, regulatory approvals (and all applications for regulatory approval) and rights of reference therein, regulatory documentation, and other information directly related to such intellectual property rights. If (i) a case under the U.S. Bankruptcy Code is commenced by or against either Party, (ii) this Agreement is rejected as provided in the U.S. Bankruptcy Code and (iii) the other Party elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, the Party subject to such case (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee), promptly upon the non-subject Party’s written request, will: (a) to the extent not already in the non-subject Party’s possession, provide the non-subject Party with a duplicate of (or access to, as appropriate) all such intellectual property rights (including all embodiments thereof). Whenever the subject Party or any of its successors or assigns provides to the non-subject Party any of the intellectual property rights licensed hereunder (or any embodiment thereof) pursuant to Section 10.3, the non-subject Party will have the right to perform the subject Party’s obligations hereunder with respect to such intellectual property rights, but neither such provision nor such performance by the non-subject

36 Party will release the subject Party from liability resulting from rejection of the license or the failure to perform such obligations; (b) not interfere with the non-subject Party’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property rights (including such embodiments), including any right to obtain such intellectual property rights (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code. 10.4.2 Remedies. All rights, powers and remedies of the non-subject Party provided in Section 10.2.3 are in addition to and not in substitution for any other rights, powers, and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to the subject Party. The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n): (a) the right of access to any intellectual property rights (and all embodiments thereof) of the subject Party to the extent that such intellectual property rights are licensed or sublicensed to the non-subject Party under this Agreement; and (b) the right to contract directly with any Third Party with respect to such Intellectual Property Rights. 11. INTELLECTUAL PROPERTY 11.1 Improvements; Patent Prosecution and Maintenance. 11.1.1 Improvements. 11.1.1.1 A Party shall have and retain all right, title and interest in all Improvements which are made, conceived, reduced to practice or generated solely by one or more employees or agents of such Party and/or its Affiliates or Sublicensees, or other Persons acting under its authority in the course of or as a result of this Agreement. Inventorship shall be determined in accordance with the Applicable Laws of the United States, including United States patent law, as of the Effective Date, irrespective of where such Invention occurs. 11.1.1.2 The Parties shall jointly own all right, title and interest in all Improvements which are made, conceived, reduced to practice or generated solely by one or more employees or agents of Aquestive or its Affiliates, or other Persons acting under its authority in the course of or as a result of this Agreement on the one hand, and by one or more employees or agents of Licensee or its Affiliates or Sublicensees, or other Persons acting under its authority in the course of or as a result of this Agreement on the other hand (“Joint Inventions”) and all Patents Covering any such Joint Inventions (“Joint Patents”). Subject to the rights and licenses granted under this Agreement, each Party can use, and grant licenses to use, any Joint Invention and Joint Patent without the other Party’s consent and has no duty to account to the other Party for such use or license, and each Party hereby waives any right it may have under the laws of any country to require any such consent or accounting; provided, however, that for clarity, Aquestive’s rights in

37 any Joint Inventions and Joint Patents will be included under the Aquestive IP licensed to Licensee and its Affiliates under Section 2.1. 11.1.1.3 [****]. 11.1.2 Aquestive Patent Prosecution. 11.1.2.1 Aquestive shall be responsible for the preparation, filing, prosecution and maintenance of the Aquestive Patents. The cost of such preparation, filing, prosecution and maintenance of the Aquestive Patents shall be borne by Aquestive. As used herein, the responsibilities for the preparation, filing, prosecution and maintenance of the Aquestive Patents include the responsibility for any interferences, reexaminations, inter partes review, post grant review, reissues, oppositions, revocation actions and the like, and gaining patent term restorations, supplemental protection certificates or their equivalents, and patent term extensions related thereto, unless otherwise set forth in this Agreement. 11.1.2.2 Aquestive shall keep Licensee informed in a timely manner, but not less frequently than once per Calendar Quarter, of progress with regard to the preparation, filing, prosecution and maintenance of Aquestive Patents. Aquestive shall consider in good faith and not unreasonably reject the comments, requests and suggestions of Licensee with respect to strategies for filing and prosecuting Aquestive Patents that only Cover the Product in the Field (“Product-Specific Patents”), provided that Aquestive shall not in any event take actions with respect to the preparation, filing, prosecution and maintenance of such Product-Specific Patents that could negatively impact the Product or Licensee’s rights hereunder. Aquestive acknowledges and agrees that as of the Effective Date, pending U.S. Application Serial No. 16/561,573 is a Product-Specific Patent. 11.1.2.3 Aquestive, upon Licensee’s written request, shall promptly file new Product-Specific Patents (e.g., a U.S. continuation, continuation-in-part or divisional application) claiming priority to any Aquestive Patents having a specification that could reasonably support and enable a composition-of-matter claim, manufacturing claim, process claim or a method-of-use claim in each case only Covering a Product (a “New Aquestive Patent”), and Aquestive shall be responsible for the preparation, filing, prosecution and maintenance of each New Aquestive Patents. Aquestive shall consult with Licensee in preparing each New Aquestive Patent and shall consider in good faith and not unreasonably reject the comments, requests and suggestions of Licensee with respect to strategies for filing and prosecuting any New Aquestive Patents. Aquestive shall keep Licensee informed in a timely manner, but not less frequently than once per Calendar Quarter, of progress with regard to the preparation, filing, prosecution and maintenance of New Aquestive Patents. Upon issuance of a New Aquestive Patent, such patent shall be deemed an Aquestive Patent. 11.1.2.4 In the event that Aquestive desires to abandon or cease prosecution or maintenance of any Product-Specific Patent, Aquestive shall provide reasonable prior written notice to Licensee of such intention to abandon (which notice shall, to the extent possible, be given no later than thirty (30) calendar days prior to the next deadline for any action that must be taken with respect to any such Product-Specific Patent). In such case, at Licensee’s sole discretion, upon written notice from Licensee, Licensee may elect to continue prosecution or

38 maintenance of any such Product-Specific Patent at its own expense, and Aquestive shall cooperate in a timely manner to allow Licensee to continue prosecution and maintenance of any such Product-Specific Patent. 11.2 IP Enforcement Against Third Parties. 11.2.1 Competitive Infringement. In the event that either Aquestive or Licensee becomes aware of any infringement or threatened infringement by a Third Party of any Aquestive Patents (a “Competitive Infringement”), it will notify the other Party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement or threatened infringement by such Third Party. 11.2.2 Enforcement by Aquestive. Subject to Section 11.2.1, in each such instance of Competitive Infringement of any Aquestive Patent, Aquestive shall have the right, but not the obligation, in its own name and under its own direction and control, to institute litigation or action against such alleged or threatened Competitive Infringement, and control the defense of any challenges to any of the Aquestive Patents, at Aquestive’s cost and expense. The Parties will consult with each other with a view to determining the appropriate strategy with respect to any action described in this Section 11.2.1, and Aquestive will consider in good faith the comments of Licensee with respect to such strategy. Licensee will have the right to join such litigation or action and be represented by its own counsel, at Licensee’s expense. If (1) Aquestive fails to commence a litigation or action to enforce any Product-Specific Patent, to take other action to terminate such Competitive Infringement, or to initiate a defense against such Competitive Infringement, within (i) ninety (90) days following Aquestive’s receipt or delivery of notice under Section 11.2.1 of Competitive Infringement or (ii) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such litigation or action, whichever comes first, or (2) Aquestive fails to diligently pursue such litigation or action, then: (a) Licensee will have the right, but not the obligation, to commence such a litigation or take such an action or defend against such Competitive Infringement in the Territory at Aquestive’s cost and expense, to be represented in any such litigation or action by counsel of its own choice and (b) if Licensee exercises its right under the foregoing clause (a), Aquestive will take all appropriate actions at Aquestive’s cost and expense in order to permit Licensee to commence a litigation or take the actions with respect to the Competitive Infringement; provided, however, that in no event will Licensee be permitted to commence a litigation or action to enforce any Aquestive Patent that is not a Product-Specific Patent. Neither Party will enter into any settlement, consent judgment or other voluntary final disposition of any litigation or action under this Section 11.2.1 without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned, unless the settlement includes any express or implied admission of liability or wrongdoing on either Party’s part, in which case the right to grant or deny consent is absolute and at its sole discretion. For clarity purposes only, if either Party receives notice of a Competitive Infringement under 21 U.S.C. §§ 355(b)(2)(A)(iii), 355(b)(2)(A)(iv), 355(j)(2)(A)(vii)(III) or 355(j)(2)(A)(vii)(IV) at any time prior to or within [****] ([****]) days of the OB Patent Listing date with respect to the Product, then Aquestive shall institute infringement litigation against such Third Party to defend such Patent at its sole cost and expense, in accordance with this Section 11.2.1. 11.2.3 OB Patent Listing. Notwithstanding anything to the contrary in Section 11.2.2, if either Party receives notice of a Competitive Infringement under

39 21 U.S.C. §§ 355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) for any Aquestive Patents as a result of an abbreviated application filed with a Regulatory Authority at any time starting after [****] ([****]) days of the OB Patent Listing date with respect to the Product, Licensee shall have the right, but not the obligation, in its own name and under its own direction and control, to institute litigation or action against such alleged or threatened Competitive Infringement, and control the defense of any challenges to any of the Aquestive Patents, and Aquestive will take all appropriate actions in order to permit Licensee to commence a litigation or take the actions with respect to the Competitive Infringement, at Licensee’s cost and expense. Aquestive may in its discretion be represented by its own counsel at Aquestive’s expense. Neither Party will enter into any settlement, consent judgment or other voluntary final disposition of any litigation or action under this Section 11.2.3 without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned, unless the settlement includes any express or implied admission of liability or wrongdoing on either Party’s part, in which case the right to grant or deny consent is absolute and at its sole discretion; provided, however, that with respect to any Product-Specific Patents, Licensee may enter into any settlement, consent judgment or other voluntary final disposition of any litigation or action under this Section 11.2.3 without Aquestive’s prior written consent, [****]. 11.2.4 Cooperation. Each Party shall reasonably assist the other Party enforcing any such rights under this Section 11.2 in any such action or proceeding if so requested by the enforcing Party, and will be named in or join such action or proceeding if requested by the enforcing Party, and will reasonably cooperate with the enforcing Party in such participation (including providing copies of all prior claim construction submissions and supporting documents subject to confidentiality provisions as required); provided, that if Aquestive is the enforcing Party, the reasonable, out-of-pocket costs and expenses of Licensee in connection therewith, including any Aquestive-approved investigation and analysis thereof, is to be reimbursed to Licensee on an as-incurred basis or if Licensee is the enforcing Party, the reasonable, out-of-pocket costs and expenses of Aquestive that are pre-approved by Licensee in connection therewith, including any Licensee-approved investigation and analysis thereof, is to be reimbursed to Aquestive on an as- incurred basis . The enforcing Party shall keep such other Party and/or its designated legal counsel reasonably informed as to the progress in connection with the foregoing Competitive Infringement and will reasonably consider the other Party’s comments on any such efforts. 11.2.5 Damages. If the enforcing Party recovers monetary damages in such claim, suit or action, such recovery will be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts will be retained by or paid to Licensee, provided, however, that Licensee will calculate Gross Margin under this Agreement based on the remaining amounts attributed to lost sales as if Licensee had made the infringing sales directly, and will pay to Aquestive the Royalty Fees based on such Gross Margin owed by Licensee to Aquestive pursuant to Section 6.3. 11.3 Action by Third Party. In the event that (i) any Third Party initiates a declaratory judgment action alleging the noninfringement, invalidity or unenforceability of any Aquestive Patents, or (ii) any Third Party files, or threatens to file, any paper in a court, patent office, or other Governmental Entity, seeking to invalidate, reexamine, oppose or compel the licensing of any Aquestive Patent, or (iii) any Third Party brings an infringement action against Licensee or its

40 Affiliates or Sublicensees because of the exercise of the rights granted to Licensee under this Agreement with respect to any Aquestive Patents, each Party will give prompt notice to the other Party of any such action. With respect to subsections (i) and (ii), Aquestive shall have the right, but not the obligation, to take any necessary actions (including the filing of pleadings required by the Applicable Law or any local rules of court) and defend against such action under its own control and at its own expense; if Aquestive fails to defend such action, Licensee will have the right, but not the obligation, to defend against such action under its own control and at its own cost and expense. With respect to subsections (iii), Licensee shall have the right, but not the obligation, to take any necessary actions (including the filing of pleadings required by the Applicable Law or any local rules of court) and defend against such action under its own control and at its own expense. Aquestive will not enter into any settlement, consent judgment or other voluntary final disposition of any action under this Section 11.3 without Licensee’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, unless the settlement includes any express or implied admission of liability or wrongdoing on Licensee’s part, in which case the right to grant or deny consent is absolute and at its sole discretion. Notwithstanding the above, if Aquestive or Licensee has commenced any action to enforce Aquestive Patents against such Third Party under the terms of Section 11.2 above, then the terms of Section 11.2 will supersede the terms of this Section 11.3. 12. TRADEMARKS 12.1 Use of Aquestive Marks. 12.1.1 When using the Aquestive Marks under this Agreement, Licensee will comply with all applicable laws pertaining to the Aquestive Marks. Licensee will not make any use of the Aquestive Marks in conflict with or not specifically provided for in this Agreement. 12.1.2 Licensee shall cause the notation “R” within a circle to appear in connection with use of those Aquestive Marks which are subject to an active registration issued by the USPTO. 12.1.3 Aquestive reserves all rights in the Aquestive Marks not expressly granted to Licensee in this Agreement. Licensee acknowledges Aquestive’s exclusive right, title and interest in and to the Aquestive Marks and acknowledges that nothing herein will be construed to accord to Licensee any rights in such trademarks other than the licenses granted under Section 2.10. Licensee further acknowledges that its use of the Aquestive Marks will not create in Licensee any other right, title or interest in such trademarks. 12.1.4 Licensee will not at any time knowingly do or cause to be done any act or thing which in any way impairs or threatens to impair Aquestive’s right, title or interest in or to the Aquestive Marks, or the goodwill associated therewith, including that the Licensee will knowingly not commit any act which would tend to bring Aquestive or its Aquestive Marks to public disrepute, contempt, scandal, or ridicule or which would tend to shock, insult or offend the community, or any group or class thereof. In connection with the use of the Aquestive Marks, Licensee will not in any manner represent that it has any ownership interest in the Aquestive Marks, or any registration thereof, respectively. Licensee will not, during the Term or at any time thereafter, contest or assist any other party in contesting the validity or enforceability of Aquestive’s ownership of all right, title and interest in and to the Aquestive Marks.

41 12.1.5 Licensee acknowledges that there may be registered or unregistered uses of the Aquestive House Marks in specific geographic areas and no such use will be construed or interpreted as a basis for breach of any provisions, representations, or warranties of this Agreement wherever found or initiated. 12.1.6 Upon the written request of Aquestive, at Aquestive’s cost and expense, Licensee will promptly do any and all such acts and execute, acknowledge and deliver any and all papers as may be reasonably necessary, at the reasonable request of Aquestive, to obtain, maintain, protect and/or vest in Aquestive the entire right, title and interest in and to any Aquestive Marks, including rendering such assistance as Aquestive may reasonably request, at Aquestive’s cost and expense, in any arbitration, litigation or proceeding before the USPTO or similar government tribunal, or any other proceeding. Licensee will cooperate with Aquestive to prove use of the Aquestive Marks for goods or services designated in any trademark registrations and will provide Aquestive with evidence of such use, when required. 12.2 Infringement of Trademarks. During the Term, in the event either Party becomes aware of any actual or threatened infringements, imitations, or unauthorized use of the Aquestive Marks by Third Parties (each a “Trademark Infringement”), such Party will promptly notify the other Party. Aquestive will have the right, but not the obligation, at its sole option and expense, to bring any action in its own name on account of any such Trademark Infringement, and, if Aquestive elects to bring such action, Licensee will cooperate with Aquestive, as Aquestive may reasonably request, in connection with any such action brought by Aquestive, at Aquestive’s cost and expense. If Aquestive elects not to prosecute any action on account of any such Trademark Infringement, it will promptly notify Licensee of its decision not to pursue such action, and Licensee will then have the right but not the obligation to take such action, other than with respect to the Aquestive House Marks, and Aquestive will reasonably cooperate with Licensee in connection therewith, at Licensee’s cost and expense; provided that: (i) Aquestive may, at Aquestive’s discretion and expense, participate in any Trademark Infringement action brought by Licensee, including by joining such action as a party, (ii) if Licensee ceases to prosecute such action, Aquestive will have the option but not the obligation to assume control and prosecution of the action and Licensee will reasonably cooperate with Aquestive in connection therewith, and (iii) Licensee will not enter into any settlement agreement or otherwise dismiss any Trademark Infringement action without the prior written consent of Aquestive. 12.3 Ownership of Licensee Trademarks. Licensee shall own all right, title, and interest in any trademarks, trade names, domain names, or other names or marks used or registered by Licensee or its Affiliates in all forms of use or display in which they may appear, and any goodwill associated therewith. Notwithstanding any provision of this Agreement, Aquestive agrees that it shall not, by virtue of this Agreement, acquire any right, title, and interest in or to any trademarks, trade names, domain names, or other names or marks used or registered by Licensee or its Affiliates or any goodwill associated therewith. 12.4 Ownership of Aquestive Marks. Aquestive shall own all right, title, and interest in the Aquestive Marks in all forms of use or display in which they may appear, and any goodwill associated therewith. Notwithstanding any provision of this Agreement, Licensee agrees that it

42 shall not, by virtue of this Agreement, acquire any right, title, and interest in or to the Aquestive Marks or any goodwill associated therewith. 13. MISCELLANEOUS 13.1 Independent Contractor. None or Aquestive, Licensee or any of their respective employees and representatives shall, under any circumstances, be considered as employees, partners, joint venturers, agents, or representatives of the other by virtue of this Agreement or have the authority or power to bind the other or contract in the other’s name. 13.2 Filing of this Agreement. To the extent, if any, that either Party concludes in good faith that it or is required to file this Agreement with the U.S. Securities and Exchange Commission in accordance with Applicable Law, such Party shall (a) inform the other Party thereof; (b) provide copies of the proposed disclosure to the other Party reasonably in advance of such filing or other disclosure under the circumstances; (c) promptly notify the other Party in writing of such requirement and any respective timing constraints; and (d) give the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon and request confidential treatment for such disclosure; provided, that, the other Party shall promptly review and provide comments regarding the proposed disclosure and the disclosing Party will in good faith consider incorporating such comments. 13.3 Notices. All notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing in the English language, and shall be deemed to have been duly given: (a) when personally received by the intended recipient; (b) when delivered by messenger or overnight courier (with confirmation of receipt); or (c) when delivered via e-mail or facsimile (and promptly confirmed by overnight courier), addressed to the applicable party at the address indicated below, or to any other address or addressee as any Party may in the future specify by notice to the other Party (with notice of change of address or addressee not being valid until actually received): If to Licensee: Otter Pharmaceuticals, LLC 100 South Saunders Road, Suite 300 Lake Forest, Illinois 60045 Attention: [****] E-mail: [****] With a copy to: Assertio Holdings, Inc. 100 South Saunders Road, Suite 300 Lake Forest, Illinois 60045 Attention: [****]l E-mail: [****]

43 If to Aquestive: Aquestive Therapeutics, Inc. 30 Technology Drive Warren, New Jersey 07059 Attention: Chief Executive Officer E-mail: dbarber@aquestive.com With a copy to: Aquestive Therapeutics, Inc. 30 Technology Drive Warren, New Jersey 07059 Attention: General Counsel E-mail: lbraender@aquestive.com 13.4 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly set forth in this Agreement, neither Aquestive nor Licensee may assign any of its rights or delegate any of its liabilities or obligations hereunder without the prior written consent of the other Party, provided, however, that, without the prior written consent of the other Party: (a) either Party may assign this Agreement to any purchaser of all or substantially all of its assets or business to which this Agreement relates and (b) either Party may assign this Agreement and/or its rights and obligations under this Agreement to any of its Affiliates. No assignment hereunder shall relieve the assigning Party of its responsibilities or obligations hereunder; provided, further than any assignee shall agree in writing to be bound by all of the obligations of the assigning Party hereunder. Any purported assignment or transfer in violation of this Section 13.4 will be void ab initio and of no force or effect. 13.5 No Implied Waivers; Rights Cumulative. No failure on the part of Aquestive or Licensee to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. 13.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such invalid or unenforceable provision. 13.7 Amendment. This Agreement may not be amended, and no provision hereof may be modified or waived, except by an instrument in writing duly executed by each of the Parties hereto.

44 13.8 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document. 13.9 Publicity. 13.9.1 Press Releases. The Parties acknowledge that each of Licensee and Aquestive intends to issue press releases and other public statement disclosing the existence of or relating to this Agreement, and each agrees to provide the other Party a copy of such release and statement and to obtain the express written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that neither Party shall be prevented from complying with any duty of disclosure it may have pursuant to Applicable Law, including securities laws applicable to a public company, subject to compliance with Section 13.2. 13.10 Expenses. Except as expressly set forth herein, each Party shall bear all fees and expenses incurred by such Party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’, accountants’ and other professional fees and expenses. 13.11 Governing Law; Dispute Resolution. 13.11.1 This Agreement shall be governed by and construed in accordance with the laws (substantive and procedural) of the [****], United States without regarding to its conflict of laws principles. The Parties expressly exclude application of the United Nations Convention for the International Sale of Goods. 13.11.2 In the event of any dispute, claim, or controversy between the Parties under this Agreement, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within ten (10) days, either Party may refer the matter to the Parties’ Executive Officers for attempted resolution. Each Party shall designate an “Executive Officer” of its company as the designee in the event of any dispute that has not been resolved in accordance with this Section 13.11.2. The Executive Officer shall be the President of the respective Party or his or her designee. The Executive Officers of the Parties will attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following such referral. 13.11.3 If the Executive Officers cannot reach consensus on a given matter within thirty (30) days, then, such dispute, controversy, or claim shall be brought in the U.S. District Court for the [****]. Each of Parties hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement: (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (b) that it or its property is exempt or immune from jurisdiction of any such court or from

45 any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. 13.12 Entire Agreement. This Agreement, including the Schedules hereto (which are incorporated into and made a part of this Agreement) and the Exhibits (which are incorporated into and made a part of this Agreement as and when executed and delivered by the applicable Party or Parties), set forth the complete, final and exclusive agreement and all of the covenants, promises, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, with respect to the subject matter hereof. In the event of any inconsistency between any Schedules or Exhibits and this Agreement, the terms of this Agreement shall govern. 13.13 Third Party Beneficiaries. None of the provisions of this Agreement, express or implied, is intended to be or shall be for the benefit of or enforceable by any Person (including any creditor of either Party hereto) other than Licensee and Aquestive and their respective successors and permitted assigns. No such Person shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability, or obligation (or otherwise) against either Party hereto. 13.14 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of either Party or any of their respective Affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such Party or applicable Affiliate arising under, in connection with or related to this Agreement or any of the transactions contemplated hereunder including for any Third Party Claim relating thereto. 13.15 Interpretation and Construction. In this Agreement headings are for convenience only and do not affect interpretation, and unless the context indicates a contrary intention: (a) Section, Schedule, attachment or Exhibit to this Agreement forms a part of this Agreement, but if there is inconsistency between this Agreement and any Schedule, attachment or Exhibit to it, this Agreement will prevail unless the Parties have agreed otherwise in writing; (b) the captions and headings of Sections contained in this Agreement preceding the text of the Sections, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and will not constitute any part of this Agreement, or have any effect on its interpretation or construction; (c) references to days will mean calendar days, unless otherwise specified; (d) the words “shall” and “will” have the same meaning and are used interchangeably; (e) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”; (f) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) words imparting the masculine gender include the feminine or neuter gender and words in the singular include the plural and vice versa; (h) any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed

46 which has the effect of supplementing or superseding such statute or such regulations; (i) unless otherwise expressly provided in this Agreement, the word “including” does not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation”; and (j) the Schedules and Exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of this Agreement. 13.16 Counterparts; Signatures. This Agreement may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile or e-mail transmission shall be deemed to be original signatures. [Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date. AQUESTIVE THERAPEUTICS, INC. By: /s/ Daniel Barber Name: Daniel Barber Title: President and Chief Executive Officer OTTER PHARMACEUTICALS, LLC By: /s/ Dan Peisert Name: Dan Peisert Title: President and Chief Executive Officer [Signature Page to License Agreement